UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NEXTDOOR HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Nextdoor Holdings, Inc. (the “Annual Meeting”), which will be held virtually at www.virtualshareholdermeeting.com/KIND2025 on Tuesday, June 10, 2025 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.
Sincerely,
Nirav Tolia
Chief Executive Officer, President and Chairperson of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 10, 2025. The proxy statement and annual report are available at www.proxyvote.com.

Notice of Annual Meeting of Stockholders

Time & Date Tuesday, June 10, 2025 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time	Place Virtually at www.virtualshareholder meeting.com/KIND2025. There is no physical location for the Annual Meeting.
Record Date
Monday, April 14, 2025, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.

Items of Business

1.
Elect four Class I directors of Nextdoor Holdings, Inc., each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers.

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Participation in Annual Meeting
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/KIND2025. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “General Information About the Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 8 of this Proxy Statement.

ii	2025 Proxy Statement

Voting
Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investors.nextdoor.com or, if you are a registered holder, through our transfer agent, Equiniti Trust Company, LLC through its website at https://equiniti.com/us/ast-access, by phone in the U.S. +1 (800) 937-5449 or +1 (718) 921-8124 internationally, or via email by selecting Get Help from the website.
This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 21, 2025.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,
Sophia Schwartz
Chief Legal Officer and Secretary
Written April 21, 2025
NEXTDOOR HOLDINGS, INC.
420 Taylor Street
San Francisco, California 94102

2025 Proxy Statement	iii

Special Note Regarding
Forward-Looking Statements
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are statements other than statements of historical facts and statements in the present tense. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, and our objectives and future operations. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2024, and our other U.S. Securities and Exchange Commission (the “SEC”) filings, which are available on the Investor Relations page of our website at https://investors.nextdoor.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting.
Proposals to be Voted On and Board Voting Recommendations

PROPOSAL NO. 1

Election of Directors
Our Board is currently comprised of ten members. In accordance with our Amended and Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors. We are asking our stockholders to elect four Class I directors for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our four nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1: Election of Directors—Nominees to Our Board of Directors”.

Name	Age	Director Since
J. William Gurley	58	November 2021
Jason Pressman	51	November 2021
Elisa Steele	58	July 2024
Nirav Tolia	53	November 2021

Board Recommendation "FOR ALL NOMINEES" for this proposal

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm
We are asking our stockholders to ratify the Audit and Risk Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Information regarding fees paid to Ernst & Young LLP during 2024 and 2023 can be found under the section titled “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

Board Recommendation "FOR" this proposal

2025 Proxy Statement	1

Proxy Statement Summary

PROPOSAL NO. 3

Advisory Vote on the Compensation of our Named Executive Officers
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers. Additional information about the advisory vote on the compensation of our named executive officers can be found under the section titled “Proposal No. 3: Advisory Vote on the Compensation of Our Named Executive Officers.”

Board Recommendation "FOR" this proposal

Key 2024 Business Highlights
Nextdoor is the essential neighborhood network. Neighbors, public agencies and businesses use Nextdoor to connect around local information that matters in more than 340,000 neighborhoods globally, across 11 countries. The Nextdoor platform fosters discussion focused on real-world utility and discovery, enables instant distribution of timely local information, and ensures trust and authenticity. This unique combination drives genuine, high-intent engagement, and helps neighborhoods thrive both online and in the real world. Through innovative technology, a focus on relevant content, and a proprietary advertising platform, Nextdoor helps create vibrant communities while empowering businesses of all sizes to reach highly engaged audiences.
In 2024, we achieved further gains in user metrics, revenue growth, and operating leverage. Weekly Active Users ("WAU") increased by 8% year-over-year, while revenue grew by 13%, accelerating throughout the year. Continued strong Verified Neighbor1 acquisition and improved content relevance and notifications contributed to higher ad impressions, while investments in our advertising platform improved advertiser performance and revenue retention. As of December 31, 2024, Nextdoor had more than 100 million Verified Neighbors and 46 million WAU, reaching 1 in 3 households in the U.S.
We launched our NEXT initiative in 2024, a longer-term effort to transform our product into an essential local platform that enriches the lives of neighbors everywhere. NEXT aims to keep users informed through better local content, safe through timely and relevant alerts, and connected through the sharing of recommendations and collective wisdom.
1 Verified Neighbors are individuals who have joined Nextdoor and completed the verification process for their account.

2	2025 Proxy Statement

Proxy Statement Summary
Key business highlights include:

>100M Global Verified Neighbors	~46M WAU

Increasing reach: As of December 31, 2024, Nextdoor had more than 100 million global Verified Neighbors.	Strong engagement: WAU reached approximately 46 million in Q4 2024, increasing 10% year-over-year.

$247M 2024 Total Revenue	$427M Cash, cash equivalents and marketable securities	340K+ Neighborhoods

Continued revenue growth: 2024 total revenue reached $247.3 million, increasing 13% year-over-year.

We also built a healthier baseline for investment: We increased efficiency in each successive quarter in 2024. Employee productivity — measured by revenue per employee — improved by nearly 50% year-over-year, reflecting a more focused team.

Thoughtful capital allocation: We ended 2024 with $427 million in cash, cash equivalents and marketable securities and zero debt. In 2024, we repurchased 31M shares at an average share price of $2.44, consistently drove down share count and reduced our fully diluted share count by 5% year-over-year.
Global relevance: As of December 31, 2024, Nextdoor was in more than 340,000 neighborhoods globally and 1 in 3 U.S. households.

Nextdoor Foundation
The Nextdoor Foundation (formerly Nextdoor Kind Foundation or the “Foundation”) was established in 2021 to help foster stronger, more connected neighborhoods by supporting trusted nonprofits and local leaders driving meaningful community impact. Since its launch in 2022, the Foundation has awarded over $350,000 in grants to individuals, nonprofits, and small businesses working to improve their communities at a hyper-local level.
Key initiatives to date include:
•In 2022-2023, in partnership with the NAACP and Hello Alice, the Foundation awarded $200,000 in grants to small business owners of color, along with resources and training to support business growth.
•In 2024, the Foundation distributed 100 microgrants totaling $50,000 to residents of Los Angeles County to fund grassroots efforts that uplift neighbors in need.
•In 2024, through a partnership with Grapevine, a nonprofit that facilitates community-based giving circles, the Foundation provided $100,000 in grants to support local neighborhood initiatives.
Looking ahead, the Foundation is supporting 100 volunteer fire departments across the U.S. with grants to fund essential equipment, training, and other critical needs to serve local communities totaling $150,000 in donations.

2025 Proxy Statement	3

Proxy Statement Summary
The Foundation is independently funded and operated, focusing on delivering high-impact, locally-driven support aligned with Nextdoor’s mission to enrich the lives of neighbors everywhere.
Corporate Governance Practices
We are committed to good corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. Key elements of our independent Board of Directors and leadership practices are outlined below, and discussed further in this Proxy Statement:

Broad Expertise, Experience and Attributes
We strive to maintain a Board of Directors comprised of individuals with a broad range of expertise, experience and attributes. Moreover, 40% of our current directors identify as diverse and 30% of our current directors identify as female.

Independent Board and Committee Oversight
A majority of our directors are independent (nine out of ten current directors). Our independent directors conduct regular executive sessions.
All committees of the Board of Directors are composed of independent directors.

Lead Independent Director
If the positions of chairperson of our Board of Directors and chief executive officer are held by the same person, our Board of Directors may, by a majority vote of our independent directors, designate a lead independent director. Our lead independent director has well-defined responsibilities that are set forth in our corporate governance guidelines.

Comprehensive Risk Oversight Practices
Our Audit and Risk Committee oversees our comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas.

Corporate Responsibility and Sustainability Our Nominating, Corporate Governance and Corporate Responsibility Committee oversees our programs relating to corporate responsibility and sustainability.	Annual Board Evaluation Our Board of Directors and committees conduct self-evaluations annually to assess performance.

Related Party Transactions
Our Board of Directors has related party transaction standards for any direct or indirect involvement of a director or other related party in the company’s business activities.
Open Communication Our directors maintain open communication and strong working relationships among themselves and have regular access to management.

Compensation Recovery Policy We maintain a Compensation Recovery Policy that is applicable to our executive officers.	Stock Ownership Guidelines In 2024, we adopted stock ownership guidelines applicable to our executive officers and directors.

4	2025 Proxy Statement

Proxy Statement Summary
Our Community- First Approach
Nextdoor is committed to fostering a welcoming platform where neighbors in 11 countries can connect—both online and in real life. We believe vibrant neighborhoods are built on strong community ties, where neighbors, businesses, and public agencies rely on one another to share valuable information, goods, and services. To strengthen these connections, we continue to develop innovative products that enhance neighborhood engagement and vitality.
In 2024, we advanced this mission by refining predictive technology and machine learning, deepening civic partnerships, and providing nonpartisan election resources in the U.S. By investing in the well-being of our neighborhoods, we aim to cultivate strong, thriving communities everywhere.
Community Guidelines and Moderation
Nextdoor’s Community Guidelines are designed to keep interactions safe and productive. To uphold these standards, content moderation is primarily conducted by real people—volunteer community moderators who live in the neighborhoods they oversee—supported by Nextdoor’s trained Operations staff and automated moderation tools. Together, they help detect, review, and take action against three key types of guideline violations:
•Hurtful: Content that neighbors consider uncivil (e.g., insults, rudeness, name-calling).
•Harmful: Content that is illegal, fraudulent, or unsafe (e.g., violent, graphic, discriminatory).
•Other: Non-local content, spam, content posted in error.
Our localized approach ensures that moderation decisions account for community nuances, making conversations more relevant and responsive. With over 300,000 volunteer moderators, we champion differing viewpoints and constructive dialogue, positioning Nextdoor as a cornerstone of strong, engaged neighborhoods.
Investing in Safety- and Vitality-Driven Products
Maintaining neighborhood vitality and fostering a positive user experience are central to our mission. In 2024, we enhanced core features with AI and machine learning to improve engagement, trust, and fairness in moderation.
In particular, we refined key platform safety features to encourage constructive dialogue by reducing exposure to Hurtful content through toxicity models and filters. Our filtering system, which utilizes Google’s Perspective API and in-house detection tools, proactively limits the visibility of toxic material, easing the burden on moderators and promoting respectful discourse. This balanced approach safeguards neighborhood vitality while fostering meaningful conversations.
Some of our active in-product safety features include:
•Verification of real people and real businesses: Users must sign up using their real names and addresses, ensuring authenticity. Businesses undergo similar verification to build trust.
•Neighbor Pledge: New users agree to our Neighbor Pledge, reinforcing Community Guidelines and personal accountability.
•AI-driven solutions: Human moderators and AI-powered tools work together to maintain a positive environment. Features like the Kindness Reminder and Constructive Conversations Reminder analyze tone and suggest constructive edits, while generative AI helps users draft engaging and guideline-compliant posts.
•Notifications for removed content and in-product appeals: Users can appeal content removals or account suspensions in-app, while those who report content can also appeal if they believe moderation decisions were incorrect.

2025 Proxy Statement	5

Proxy Statement Summary
Collaboration with Non-Partisan Partners
We collaborate with leading civic groups in the U.S. to provide accurate and reliable information to neighbors. While national political content is not permitted on the Feed, we recognize that elections are significant to our neighbors. Ahead of the November 2024 U.S. election, we collaborated with Vote.org and Democracy Works to offer nonpartisan election information, including where, how, and when to vote. We also introduced an Elections Map to help neighbors easily locate their polling locations and other key resources.
To further enhance platform safety and engagement, we collaborate with leading experts, including our Neighborhood Vitality Board and academic institutions, to refine our features and tools, conduct strategic research, and address key challenges that impact neighborhood connections and online interactions. For example, in 2024, a Yale-led study on Nextdoor found that filtering highly toxic content does not negatively impact engagement, reinforcing that our platform can prioritize user well-being without sacrificing participation.
Through these efforts, Nextdoor continues to invest in a safer, more connected community where neighbors can engage constructively and authentically.
Talent Management and Development
Our Culture and Core Values
Community is at the heart of Nextdoor and our community of employees is the heart of the company. We are committed to attracting and retaining top talent by fostering an environment that promotes career growth and development. Our people practices are anchored in three core values:
•Build for community;
•Raise the bar; and
•Act like an owner.
We support these values and our workforce with competitive compensation, comprehensive benefits, and initiatives. By living these principles, we empower our people to thrive and contribute to the success of Nextdoor.
Talent Acquisition, Development and Retention
At Nextdoor, we prioritize the acquisition, development, and retention of talent at all levels of the organization. Our hiring managers, in partnership with the Talent Acquisition team, focus on recruiting the best people with a long-term vision for success. Each new hire undergoes a comprehensive, standardized process with a strong emphasis on behavioral-based interviewing, ensuring we select individuals who align with our values and goals.
Through our People Business Partner team, we invest in continuous development of our employees, offering resources that support career growth. We facilitate company-wide performance feedback and promotion cycles, along with employee recognition initiatives like our “Nextdoor Values Awards”. Our learning and development programs are designed to onboard new hires effectively and provide ongoing opportunities for skills development and compliance training.
To foster an environment where employees feel engaged, valued, and heard, we actively seek and respond to their feedback through surveys, one-on-one interactions, and “All Hands” meetings that bring the entire company together. By maintaining open lines of communication, we stay attuned to our employees’ needs, ensuring we continue to evolve as an employer of choice for both current and future team members.

6	2025 Proxy Statement

Proxy Statement Summary
We strive to create a dynamic, inclusive environment that supports and values employees with a wide range of experiences and perspectives. Our Employee Resource Groups help foster a sense of community, strengthen connections, and contribute to a workplace where every employee feels valued.
Compensation, Benefits and Perks
We provide competitive compensation packages designed to meet the diverse needs of our employees. In addition to base salaries, equity awards, and sales commissions, these programs (which vary by country and region) include a 401(k) Plan with a company match, healthcare, vision, and dental insurance benefits, health savings and flexible spending accounts, flexible paid time off, and parental leave, and other benefits tailored to the specific needs of our employees such as family forming, caregiving and mental health resources. We also support and encourage our employees to give back to our communities by giving each employee “Volunteer Time Off” to dedicate to the causes that matter most to them. We continue to review and update our compensation and benefits programs.

2025 Proxy Statement	7

Proxy Statement for the 2025 Annual Meeting of Stockholders	NEXTDOOR HOLDINGS, INC. 420 Taylor Street San Francisco, California 94102 April 21, 2025

Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Nextdoor Holdings, Inc. for use at our 2025 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/KIND2025 on Tuesday, June 10, 2025 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 21, 2025. Our Annual Report for the fiscal year ended December 31, 2024 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
Internet Availability of Proxy Materials
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

8	2025 Proxy Statement

General Information About the Meeting
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and our stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 14, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 232,703,194 shares of Class A common stock and 147,881,514 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 23,401,011 shares of Class A common stock and 104,564,467 shares of Class B common stock at the Annual Meeting, or approximately 61.89% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. For at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 420 Taylor Street, San Francisco, California 94102.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.proxyvote.com.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time/ 11:45 a.m. Eastern Time on June 10, 2025. The meeting will begin promptly at 9:00 a.m. Pacific Time/ 12:00 p.m. Eastern Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/KIND2025.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KIND2025, type your question into the “Ask a Question” field, and click

2025 Proxy Statement	9

General Information About the Meeting

“Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Nextdoor, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/KIND2025. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means the one individual nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

10	2025 Proxy Statement

General Information About the Meeting

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation	Page Reference
Proposal No. 1	The election of the Class I directors named in this Proxy Statement.	FOR all nominees	25
Proposal No. 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	35
Proposal No. 3	The approval, on a non-binding advisory basis, of the compensation of our named executive officers.	FOR	38
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 1 and Proposal No. 3.
Abstentions; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “withhold authority” will have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3.

2025 Proxy Statement	11

General Information About the Meeting

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail

You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KIND2025, where stockholders may vote and submit questions during the meeting. Stockholders may vote before the Annual Meeting by visiting www.proxyvote.com. The meeting starts at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on June 9, 2025. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

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General Information About the Meeting

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

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Board of Directors and Committees of the Board of Directors; Corporate Governance Standards and Director Independence
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com, by clicking “Governance Documents” in the “Governance” section of our website. Our Nominating, Corporate Governance and Corporate Responsibility Committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our Board of Directors as warranted.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board of Directors, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
Independence of Directors
The listing rules of the New York Stock Exchange (“NYSE”) require that a majority of the members of a listed company’s Board of Directors be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, our Audit and Risk Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board of Directors: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

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Board of Directors and Committees of the Board of Directors
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review, our Board of Directors determined that Dana Evan, J. William Gurley, Robert Hohman, Marissa Mayer, Jason Pressman, Niraj Shah, Elisa Steele, David Sze, and Chris Varelas, representing nine of our ten directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our Board of Directors has also determined that all members of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committee satisfy the relevant independence requirements.
Board of Directors and Committee Self-Evaluations
We conduct an annual self-evaluation process for our Board of Directors and its committees. As part of this process, each member of our Board of Directors fills out a questionnaire prepared by our counsel to discuss their assessment of the performance of the Board of Directors and its committees, their own performance, and the performance of fellow members of the Board of Directors. Results from such assessment are aggregated and shared and discussed by our Nominating, Corporate Governance and Corporate Responsibility Committee and Board of Directors.
Our Board evaluation process is used:
•by our Board of Directors and Nominating Corporate Governance and Corporate Responsibility Committee to assess the current composition of our Board of Directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;
•by our Board of Directors and Nominating, Corporate Governance and Corporate Responsibility Committee to identify the strengths and areas of opportunity of each member of our Board of Directors and to provide insight into how each member of our Board of Directors can be most valuable;
•to improve agenda topics of the Board of Directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and
•by our Nominating, Corporate Governance and Corporate Responsibility Committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the Board of Directors.
Board of Directors Leadership Structure
The Nominating, Corporate Governance and Corporate Responsibility Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors with respect thereto as appropriate. When the positions of chairperson and chief executive officer are held by the same person, our Board of Directors may, by a majority vote of our independent directors, designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our Board of Directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings.
The responsibilities of the lead independent director include:
•calling and presiding over separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the Board of Directors, executive sessions and outside of meetings of the Board of Directors;

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•serving as the principal liaison between the chairperson and the independent directors;
•communicating to the chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the Board of Directors;
•providing the chairperson with feedback and counsel concerning the chairperson’s interactions with the Board of Directors;
•coordinating with the chairperson to set the agenda for meetings of the Board of Directors, taking into account input from other independent directors;
•providing the chairperson and management with feedback on meeting schedules and the appropriateness, including the quality and quantity, and timeliness of information provided to the Board of Directors;
•recommending the retention of advisors and consultants who report directly to the Board of Directors when appropriate;
•providing leadership to the Board of Directors if circumstances arise in which the role of the chairperson may be, or may be perceived to be, in conflict;
•if appropriate, and in coordination with management, being available for consultation and direct communication with major stockholders; and
•performing such other functions and responsibilities as requested by the Board of Directors from time to time.
Currently, our Board of Directors believes that it should maintain flexibility to select the chairperson of our Board of Directors and adjust our Board of Directors leadership structure from time to time. Mr. Tolia, our Chief Executive Officer and President, is also the Chairperson of our Board of Directors. Our Board of Directors determined that having our Chief Executive Officer also serve as the chairperson of our Board of Directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. While our independent directors bring experience, oversight, and expertise from outside of our company, our Board of Directors believes Mr. Tolia’s strategic vision for our business, his in-depth knowledge of our platform and operations, his current and previous experience leading our company, including as one of our co-founders, and serving on our Board of Directors, make him well qualified to serve as both our Chairperson of our Board of Directors and Chief Executive Officer.
Because Mr. Tolia serves in both of these roles, our Board of Directors has appointed Elisa Steele to serve as our lead independent director. Our Board of Directors believes that Ms. Steele, who has served as our lead independent director since March 2025, is well qualified to serve as lead independent director given her extensive experience leading and advising public companies in the technology sector. Our Board of Directors annually reevaluates such appointment.
Our Board of Directors believes that the responsibilities assigned to Ms. Steele as our lead independent director helps ensure a dedicated, independent, and active Board of Directors and, moreover, that the leadership structure of Ms. Steele serving as our lead independent director and Mr. Tolia’s combined role of Chairperson of our Board of Directors and Chief Executive Officer creates an appropriate balance in our leadership, enabling strong leadership while effectively maintaining our Board of Director’s independence and oversight of management. In particular, this structure capitalizes on the expertise and experience of Mr. Tolia and Ms. Steele, as it permits Mr. Tolia to serve as a bridge between our Board of Directors and management, helping both to act with a common purpose and providing critical leadership for carrying out our strategy and confronting challenges, while Ms. Steele ensures independence of our Board of Directors from management and as lead independent director can call and chair meetings of the independent directors separate and apart from the chairperson of our

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Board of Directors. Our Board of Directors also believes that there may be other advantages to having a lead independent director for matters such as communications and relations between our Board of Directors, the Chief Executive Officer and the other members of our senior management, and in assisting our Board of Directors in reaching consensus on particular strategies and policies.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Ms. Steele, is the presiding director at these meetings.
Committees of Our Board of Directors
Our Board of Directors has established an Audit and Risk Committee, a Compensation and People Development Committee, and a Nominating, Corporate Governance and Corporate Responsibility Committee. The composition and responsibilities of each committee are described below.
Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available, without charge, upon request in writing to Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102, Attn: Chief Legal Officer and Secretary, or in the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

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Board of Directors and Committees of the Board of Directors

AUDIT AND RISK COMMITTEE
Our Audit and Risk Committee is responsible for, among other things:
•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters;
•considering the adequacy of internal controls and the design, implementation, and performance of the internal audit function;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements;
•pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•reviewing legal, financial, technology, and enterprise risk exposures and the steps management has taken to monitor and control such exposures.
Prior to our Annual Meeting, we expect to update the members of our Audit and Risk Committee to include: Dana Evan, David Sze and Robert Hohman, with Ms. Evan to serve as the chair of the committee, to be effective immediately following the Annual Meeting.

Members: Dana Evan (Chair) (ACFE) Jason Pressman Robert Hohman Chris Varelas
Independence: Each member of our Audit and Risk Committee is independent under the current NYSE and SEC rules and regulations.
Financial Literacy: Each member of our Audit and Risk Committee is financially literate as required by the current NYSE listing standards.

Audit Committee Financial Expert:
Our Board of Directors has also determined that Ms. Evan is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our Audit and Risk Committee and our Board of Directors.

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COMPENSATION AND PEOPLE DEVELOPMENT COMMITTEE
Our Compensation and People Development Committee is responsible for, among other things:
•evaluating, recommending to the Board of Directors, approving and reviewing its executive officer and director compensation arrangements, plans, policies, and programs;
•reviewing and recommending to the Board of Directors the form and amount of its compensation of its non-employee directors;
•reviewing, at least annually, the goals and objectives to be considered in determining the compensation of our chief executive officer and other executive officers;
•reviewing with management its organization and people activities;
•administering and interpreting our cash and equity incentive compensation plans;
•reviewing and approving, or making recommendations to the Board of Directors with respect to, cash and equity incentive compensation; and
•establishing our overall compensation philosophy.
Prior to our Annual Meeting, we expect to update the members of our Compensation and People Development Committee to include: Jason Pressman, Niraj Shah and Elisa Steele, with Mr. Pressman to serve as the chair of the committee, to be effective immediately following the Annual Meeting.

Members: Jason Pressman (Chair) Dana Evan Marissa Mayer David Sze
Independence: Each member of our Compensation and People Development Committee is independent under the current NYSE and SEC rules and regulations.
Non-Employee Directors: Each member of our Compensation and People Development Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

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Board of Directors and Committees of the Board of Directors

NOMINATING, CORPORATE GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE
Our Nominating, Corporate Governance and Corporate Responsibility Committee is responsible for, among other things:
•identifying, considering, and recommending candidates for membership on the Board of Directors, and recommending to the Board of Directors the desired qualifications, expertise, and characteristics of members of the Board of Directors;
•developing and recommending corporate governance guidelines and policies;
•periodically consider and make recommendations to the Board of Directors regarding the size, structure and composition of the Board of Directors and its committees;
•reviewing and recommending to the Board of Directors any changes to the corporate governance guidelines;
•reviewing any corporate governance related matters required by the federal securities laws;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•assisting the Board of Directors in overseeing its programs related to corporate responsibility and sustainability;
•overseeing the process of evaluating the performance of the Board of Directors and its committees; and
•advising the Board of Directors on corporate governance matters.
Prior to our Annual Meeting, we expect to update the members of our Nominating, Corporate Governance and Corporate Responsibility Committee to include: J. William Gurley and Elisa Steele, with Ms. Steele to serve as the chair of the committee, to be effective immediately following the Annual Meeting.

Members: Elisa Steele (Chair) J. William Gurley Chris Varelas
Independence: Each member of our Nominating, Corporate Governance and Corporate Responsibility Committee is independent under the current NYSE and SEC rules and regulations

Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board of Directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board of Directors and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity,

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compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. Our Board of Directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
Each committee of the Board of Directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach. The Audit and Risk Committee reviews (i) our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including our risk assessment and risk management policies, as well as cybersecurity and data privacy risks and risk exposures in other areas, as the Audit and Risk Committee deems appropriate from time to time; (ii) our programs for promoting and monitoring compliance with applicable legal and regulatory requirements, as well as major legal regulatory compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and (iii) the status of any significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that reasonably could be expected to have a significant impact on our financial statements. The Compensation and People Development Committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. The Nominating, Corporate Governance and Corporate Responsibility Committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG, reviews the independence of our Board of Directors, and reviews and discusses our Board of Directors’ leadership structure and role in risk oversight.
Cybersecurity Risk Oversight
Protecting the confidentiality, integrity, and availability of our systems and data, and securing the information of our users, team members, vendors, and other third parties is important to us. We have adopted physical, technological, and administrative controls for our data and systems, defined policies and procedures for cyber incident detection, containment, response, and remediation, and are continuing to take steps to further mature our program. While everyone at our company, including our management, plays a part in managing these risks, our Board of Directors, as a whole and at a committee level, maintains oversight of cybersecurity risk management, with primary responsibility assigned to our Audit and Risk Committee. Comprising solely independent directors, our Audit and Risk Committee receives regular updates from our Chief Information Security Officer, and is responsible for ensuring that management has processes in place to identify, assess and evaluate cybersecurity claims and mitigate cybersecurity risks. The Audit and Risk Committee collaborates with management to oversee the implementation of security measures, incident response plans, and ongoing risk management strategies. For additional information relating to our cybersecurity risk oversight, please see the section titled “Cybersecurity” in our most recent Annual Report for the year ended December 31, 2024.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. Our Board of Directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the Compensation and People Development Committee and the Nominating, Corporate Governance and Corporate Responsibility Committee. Our Board of Directors, with the assistance of the Nominating, Corporate Governance and Corporate Responsibility Committee, if requested by the Board of Directors, is responsible for identifying, evaluating, and selecting potential successors for our Chief Executive Officer’s direct reports. Our Board of Directors continues to

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regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.
Oversight of Corporate Strategy
Our Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skill set and experience enhances our Board of Directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our Board of Directors also hold regularly scheduled executive sessions at which strategy is discussed.
Compensation and People Development Committee Interlocks and Insider Participation
The members of our Compensation and People Development Committee as of December 31, 2024 included Ms. Evan, Ms. Mayer, Mr. Pressman and Mr. Sze. In addition, Mr. Tolia served on our Compensation and People Development Committee prior to his appointment as our Chief Executive Officer and President and Ms. Mary Meeker served on our Compensation and People Development Committee until our 2024 Annual Meeting of Stockholders. No member of our Compensation and People Development Committee in 2024 was at any time during 2024 or at any other time an officer or employee of ours or any of our subsidiaries (other than Mr. Tolia who became our Chief Executive Officer and President following his service on our Compensation and People and Development Committee), and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During 2024, none of our executive officers served as a member of the board of directors, or as a member of the Compensation and People Development Committee or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and People Development Committee.
Anti-Hedging
We have adopted an Insider Trading Policy that applies to all of our employees, contractors, consultants, directors, and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sales contracts, or from contributing our securities to exchange funds in a manner that could be interpreted as hedging.
Board of Directors and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. Our Board of Directors met 8 times and acted by unanimous written consent 3 times, the Compensation and People Development Committee met 6 times and acted by unanimous written consent 7 times, the Audit and Risk Committee met 4 times and acted by unanimous written consent 2 times, and the Nominating, Corporate Governance and Corporate Responsibility Committee met 4 times and acted by unanimous written consent 2 times. Each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served other than Mary Meeker, Elisa Steele and David Sze. Ms. Meeker ceased serving as a member of our Board of Directors upon the expiration of her term at the conclusion of our 2024 annual meeting of stockholders held on June 18, 2024. Ms. Steele was appointed to our Board of Directors effective July 3, 2024, after which time there were an aggregate of three meetings, consisting of two meetings of the Board of Directors and one meeting of the Nominating,

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Board of Directors and Committees of the Board of Directors
Corporate Governance and Corporate Responsibility Committee—Ms. Steele was unable to attend one of these meetings, all of which were scheduled prior to her appointment to our Board of Directors, due to a preexisting conflict. Mr. Sze attended 10 of 14, or 71%, of board and applicable committee meetings and his attendance was impacted by preexisting conflicts with the special meetings held in connection with the transition of our Chief Executive Officer in early 2024.
Board of Directors Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. Seven of the ten then-current members of our Board of Directors were present at our 2024 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.
All communications are reviewed by the Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
Nextdoor Holdings, Inc.
c/o Chief Legal Officer and Secretary
420 Taylor Street
San Francisco, California 94102

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Nominations Process and Director Qualifications
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating, Corporate Governance and Corporate Responsibility Committee in accordance with the committee’s charter, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating, Corporate Governance and Corporate Responsibility Committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly qualified Board of Directors, the Nominating, Corporate Governance and Corporate Responsibility Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise, and characteristics of members of our Board of Directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements and the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and charters of the committees of our Board of Directors. In addition, neither our Board of Directors nor our Nominating, Corporate Governance and Corporate Responsibility Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating, Corporate Governance and Corporate Responsibility Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating, Corporate Governance and Corporate Responsibility Committee seeks to promote membership to the Board of Directors that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of the director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of the director that led to the conclusion that such director should serve as a member of our Board of Directors at this time.

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Proposal No. 1: Election of Directors
Our Board of Directors currently consists of ten directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2026 and 2027, respectively. At the recommendation of our Nominating, Corporate Governance and Corporate Responsibility Committee, our Board of Directors proposes that each of the four Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the four individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of the one nominee named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than one director. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
J. William Gurley(1)	58	Director	November 2021
Jason Pressman(2)(3)	51	Director	November 2021
Elisa Steele(4)	58	Director	July 2024
Nirav Tolia	53	Chairperson	November 2021
1.Member of our Nominating, Corporate Governance and Corporate Responsibility Committee.
2.Chairperson of our Compensation and People Development Committee.
3.Member of our Audit and Risk Committee.
4.Chairperson of our Nominating, Corporate Governance and Corporate Responsibility Committee.

2025 Proxy Statement	25

Proposal No. 1

J. William Gurley
DIRECTOR
Mr. Gurley serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in 1999. Previously, he served as a partner of Hummer Winblad Venture Partners, a venture capital firm, a research analyst for Credit Suisse First Boston, an investment bank, and a design engineer at Compaq Computer Corporation, a manufacturer of computers and related components. Mr. Gurley currently serves on the board of directors of Stitch Fix, Inc. and Zillow Group, Inc. Mr. Gurley previously served on the board of directors of GrubHub, Inc., OpenTable, Inc., and Ubiquiti Networks, Inc. Mr. Gurley holds a B.S. in Computer Science from the University of Florida and an M.B.A. from the University of Texas.
We believe Mr. Gurley is qualified to serve as a member of the Board of Directors due to his extensive experience with technology companies, including his experience as a member of the boards of directors of public technology companies and as a venture capitalist investing in technology companies.

Age: 58

Director Since: November 2021

Committees: Nominating, Corporate Governance and Corporate Responsibility Committee

Jason Pressman
DIRECTOR
Mr. Pressman has been a managing director at Shasta Ventures and AZ-VC, both venture capital firms, since 2005 and 2023, respectively. Previously, Mr. Pressman was Vice President of Strategy and Operations at Walmart.com, an e-commerce company and subsidiary of Walmart Inc., from 2000 to 2004. Mr. Pressman currently serves on the board of directors for Zuora, Inc. He also serves on the boards of directors of a number of private companies, particularly in the software-as-a-service ("SAAS") and online service industries. He holds a B.S. in Finance from the University of Maryland, College Park and a M.B.A. from Stanford University Graduate School of Business.
We believe that Mr. Pressman is qualified to serve on the Board of Directors because of his operations and strategy experience gained from the retail industry and his corporate finance experience gained in the venture capital industry, garnered through his service on the boards of directors of various technology companies.

Age: 51

Director Since: November 2021

Committees: Audit and Risk Committee; Chairperson of the Compensation and People Development Committee

26	2025 Proxy Statement

Proposal No. 1

Elisa Steele
DIRECTOR
Elisa Steele previously served as Chief Executive Officer of Namely, Inc., a human resources software company, from August 2018 to July 2019, and as a member of the board of directors of Namely from August 2017 to September 2022, including as chairperson of their board of directors from July 2019 to September 2022. From January 2014 to July 2017, Ms. Steele held various leadership positions at Jive Software, Inc., a collaboration software company acquired by Aurea Software, Inc., most recently serving as Chief Executive Officer and President. Ms. Steele has also previously held executive leadership positions at Microsoft Corporation, Skype Inc., Yahoo! Inc., and NetApp, Inc. Ms. Steele currently serves on the boards of directors of several publicly held technology companies including Amplitude, Inc., Bumble Inc., JFrog, Inc. and Procore Technologies, Inc. Ms. Steele previously served on the board of directors of Splunk Inc., acquired by Cisco Systems, Inc.; Cornerstone OnDemand, Inc.; and the Global Advisory Board for Salesforce, Inc. Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire Peter T. Paul College of Business and Economics and an M.B.A. from San Francisco State University.
We believe that Ms. Steele is qualified to serve on the Board of Directors because of her extensive experience leading and advising public companies in the technology sector.

Age: 58

Director Since: July 2024

Committees: Chairperson of Nominating, Corporate Governance and Corporate Responsibility Committee

Nirav Tolia
DIRECTOR
Mr. Tolia has served as the Chief Executive Officer, President and Chairperson of our Board of Directors since May 2024. Mr. Tolia previously served as our Executive Chair from March 2024 to May 2024. Mr. Tolia is a co-founder of Nextdoor, Inc. and previously served as its Chief Executive Officer from September 2010 to December 2018. Before his tenure at Nextdoor, Inc., Mr. Tolia was an Entrepreneur in Residence at Benchmark Capital, a venture capital firm, Chief Operating Officer of Shopping.com, an online shopping website, and Chief Executive Officer and co-founder of Epinions.com Corporation, a consumer review website company. Mr. Tolia currently serves as Non-Executive Chair, and previously served as Executive Chair, of Hedosophia, a leading technology investor, and is a co-founding director of the William S. Spears Institute for Entrepreneurial Leadership in SMU’s Cox School of Business. He earned a B.A. in English from Stanford University.
We believe that Mr. Tolia is qualified to serve on the Board of Directors based on the historical knowledge and experience he brings as Nextdoor, Inc.’s co-founder and former Chief Executive Officer, along with his extensive experience creating and leading pioneering consumer internet companies.

Age: 53

Director Since: November 2021

Committees: None

2025 Proxy Statement	27

Proposal No. 1

Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since

Class II Directors:
Dana Evan(1)(2)	65	Director	October 2023
Robert Hohman(3)	53	Director	May 2024
David Sze(2)	58	Director	November 2021
Class III Directors:
Niraj Shah	50	Director	May 2024
Chris Varelas(3)(4)	61	Director	November 2021
1.Chairperson of our Audit and Risk Committee.
2.Member of our Compensation and People Development Committee.
3.Member of our Audit and Risk Committee.
4.Member of our Nominating, Corporate Governance and Corporate Responsibility Committee.

Dana Evan
DIRECTOR
Ms. Evan served as a Venture Partner at Icon Ventures, a venture capital firm, from 2013 to July 2020. Before joining Icon Ventures, Ms. Evan was the Chief Financial Officer at VeriSign, Inc., a network infrastructure company, from 1996 to 2007. Ms. Evan serves as an independent director on the board of directors of Box, Inc., Motive, and Pendo. She previously served on the boards of directors of Criteo, Everyday Health, Inc., FarFetch Limited, Fusion-IO, Momentive Global Inc., Omniture, Proofpoint, Domo, and MySQL. Ms. Evan is a Certified Public Accountant (inactive) and earned a Bachelor of Science degree in Commerce with a concentration in Accounting and Finance from Santa Clara University. She was recognized by the National Association of Corporate Directors as the 2019 Director of the Year.
We believe that Ms. Evan is qualified to serve on the Board of Directors because of her extensive experience as a public company Chief Financial Officer and director.

Age: 65

Director Since: October 2023

Committees: Chairperson of Audit and Risk Committee; Compensation and People Development Committee

28	2025 Proxy Statement

Proposal No. 1

Robert Hohman
DIRECTOR
Mr. Hohman founded Glassdoor, Inc., a digital platform which provides reputational, compensation, and other information on companies provided by users, in 2007 and has served as its Chairman since January 2020. Prior to his service as Chairman, Mr. Hohman was Glassdoor’s Chief Executive Officer from June 2007 to January 2020. Mr. Hohman also currently serves as an advisor to Riot Games, Inc., a video game developer company, and Executive Producer of Tweaking Cat Studios, a family gaming studio. Mr. Hohman previously served on the audit committee and the board of directors of OpenTable, Inc., an online restaurant reservation company, from 2012 to 2014. Prior to founding Glassdoor in 2007, Mr. Hohman served in management roles at Hotwire, Inc. and Expedia Group, Inc., both digital travel companies. Mr. Hohman received a B.S. and M.S. in Computer Science from Stanford University.
We believe that Mr. Hohman is qualified to serve on the Board of Directors because of his expertise with respect to user generated content sites.

Age: 53

Director Since: May 2024

Committees: Audit and Risk Committee

Niraj Shah
DIRECTOR
Mr. Shah is the Chief Executive Officer and a member of the board of directors of Wayfair Inc., an e-commerce company that sells furniture and home goods, since he co-founded the company in 2002. Prior to co-founding Wayfair, Mr. Shah served as Chief Executive Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, and Entrepreneur‑in‑Residence at Greylock Partners, a venture capital firm, in 2001. Prior to this, Mr. Shah served in various roles at iXL Enterprises, Inc., an e-business applications and solutions company, including as Chief Operating Officer and a member of the board of directors, from 1998 to 2000, and as Chief Executive Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Shah also currently serves on the board of directors of the Shah Charitable Foundation, the Cornell Tech Council and the Massachusetts Competitive Partnership. Mr. Shah received a B.S. in Engineering from Cornell University.
We believe that Mr. Shah is qualified to serve on the Board of Directors because of his extensive business, leadership and operational experience.

Age: 50

Director Since: May 2024

Committees: None

2025 Proxy Statement	29

Proposal No. 1

David Sze
DIRECTOR
Mr. Sze has served as a Partner at Greylock Partners, a venture capital firm, which he joined in 2000, where he primarily oversees investments in entrepreneurial and consumer technology companies. He is also a member of the Northern Lights Venture Capital Board of Advisors and oversees Greylock’s investments in those funds. Previously, he was the Senior Vice President of Product Strategy at Excite and Excite@Home, a web portal for content. He previously served on the boards of directors of LinkedIn and Pandora Media, Inc. Additionally, he is a member of the Board of Trustees at Yale University and Rockefeller University. Mr. Sze also serves on the boards of directors for several private companies in the consumer technology sector. He holds a B.A. in Economics and Political Science from Yale University and an M.B.A. from Stanford University Graduate School of Business.
We believe that Mr. Sze is qualified to serve on the Board of Directors because of his extensive background investing and advising consumer-facing internet and technology companies.

Age: 59

Director Since: November 2021

Committees: Compensation and People Development Committee

Chris Varelas
DIRECTOR
Mr. Varelas has served as co-founder of Riverwood Capital, a private equity firm, since January 2008. Prior to founding Riverwood Capital, he was a managing director at Citigroup Global Markets, Inc., an investment bank, where he also served as Global Head of Technology, Media & Telecom Investment Banking. Mr. Varelas serves on the boards of directors of a number of private companies and institutions. He also serves on the advisory boards for Streamlined Ventures and the RAND Corporation's Center for Global Risk and Security. Mr. Varelas earned a B.A. in Economics and Philosophy from Occidental College and an M.B.A. from the Wharton School at the University of Pennsylvania.
We believe that Mr. Varelas is qualified to serve on the Board of Directors because of his extensive business and financial experience in the technology sector.

Age: 61

Director Since: November 2021

Committees: Audit and Risk Committee; Nominating, Corporate Governance and Corporate Responsibility Committee

There are no family relationships among our directors and executive officers.

30	2025 Proxy Statement

Proposal No. 1
Non-Employee Director Compensation Program
Our compensation arrangements for non-employee directors are reviewed periodically by our Compensation and People Development Committee and our Board of Directors. In addition, at the Compensation and People Development Committee’s direction, Compensia, Inc., the Compensation and People Development Committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.
In 2024, our Compensation and People Development Committee reviewed and recommended, and following such recommendation, our Board of Directors approved amendments to the non-employee compensation program. Under this program, as amended, our non-employee directors receive cash and equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. We also reimburse our non-employee directors for reasonable, customary and documented expenses for travel to and from board meetings.
With respect to cash compensation, non-employee directors are entitled to:
•An annual fee equal to $40,000 (increased from $35,000), which is payable quarterly in arrears and pro-rated for partial quarters served.
•The chairperson of each of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committees receives an additional annual payment of $27,500 (increased from $20,000), $27,500 (increased from $15,000), and $10,000 (increased from $8,000), respectively, payable quarterly in arrears and pro-rated for partial quarters served.
•Non-chair members of each of our Audit and Risk Committee, Compensation and People Development Committee, and Nominating, Corporate Governance and Corporate Responsibility Committees receive an additional annual payment of $10,000, $10,000, and $4,000 (each, increased from $0), respectively, payable quarterly in arrears and pro-rated for partial quarters served.
•Our Lead Independent Director receives an additional annual payment of $15,000 (increased from $0) payable quarterly in arrears and pro-rated for partial quarters served.
With respect to equity, each new non-employee director is entitled to receive an initial grant of restricted stock units ("RSUs") under our 2021 Equity Incentive Plan (the “2021 EIP”) with a grant date fair value of $350,000 (the “Initial Award”), which award vests annually over a two-year period, subject to the director's continued service. Following initial appointment, each non-employee director who is serving on, and will continue to serve on the Board of Directors following each annual meeting of our stockholders, will be granted an award of RSUs under our 2021 EIP with a grant date fair value of $175,000, which award vests on the earlier of (a) the date of the next annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (b) the date that is one year following the grant date (the “Annual Award”). Any non-employee director who is appointed to the Board of Directors following the annual meeting of our stockholders for such year (and prior to the annual meeting of our stockholders for the subsequent year) will be automatically granted a pro-rated Annual Award on the date of the next annual meeting of the Company’s stockholders. In addition, for 2023, we granted the Annual Award, which under our prior non-employee director compensation program was in the form of stock options, on a monthly basis beginning on October 1, 2023, and continuing through June 1, 2024, as described in the non-employee director compensation table below, in order to produce a dollar cost averaging effect. The Initial Award and each Annual Award accelerate in full upon consummation of a Corporate Transaction (as defined in the 2021 EIP).

2025 Proxy Statement	31

Proposal No. 1

Non-Employee Director Compensation
The following table provides information for the year ended December 31, 2024 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2024, with respect to their services as a director. The compensation received by Mr. Tolia as Chief Executive Officer of the company is shown in “Executive Compensation—2024 Summary Compensation Table” below. Following his appointment as Executive Chair, effective March 18, 2024, Mr. Tolia ceased receiving cash compensation in his capacity as a director. Each non-employee director’s reasonable, customary and properly documented travel expenses to attend Board of Director meetings is reimbursed by us.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)(4)	Stock Awards (S)(4)(5)	Total ($)

John Hope Bryant(1)	8,750	27,181	—	35,931
Dana Evan	67,569	—	132,115	199,684
J. William Gurley	39,500	61,226	196,959	297,685
Robert Hohman	30,865	—	375,881	406,746
Marissa Mayer(6)	30,865	—	375,881	406,746
Mary Meeker(1)	16,346	61,226	—	77,572
Jason Pressman	61,525	61,226	196,959	319,710
Niraj Shah	25,865	—	375,881	401,746
Elisa Steele	22,000	—	375,881	397,881
David Sze	44,725	61,226	196,959	302,910
Nirav Tolia(2)	7,404	61,226	—	68,630
Chris Varelas	58,999	61,226	196,959	317,184
1.Mr. Bryant resigned from our Board of Directors effective March 29, 2024. Ms. Meeker elected to not stand for re-election as a member of our Board of Directors upon the expiration of her term at the conclusion of the 2024 Annual Meeting of Stockholders.
2.Mr. Tolia was appointed our Executive Chair effective March 18, 2024, and our Chief Executive Officer effective May 8, 2024. Amounts for Mr. Tolia represent director fees earned in Mr. Tolia's capacity as a non-employee director through March 18, 2024. For additional information regarding compensation paid to Mr. Tolia for the year ended December 31, 2024 in his capacity as Chief Executive Officer, please see "Executive Compensation—2024 Summary Compensation Table" below.
3.The amounts reported in this column represent the aggregate grant date value of stock option awards made to directors in the year ended December 31, 2024 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

32	2025 Proxy Statement

Proposal No. 1
4.The following table sets forth information on stock options and RSUs granted to non-employee directors during fiscal year 2024, the aggregate number of shares underlying outstanding stock options and RSUs held by our non-employee directors that served during 2024 as of December 31, 2024, the aggregate number of shares underlying outstanding stock options held by our non-employee directors that served during 2024, as of December 31, 2024, and the aggregate number of shares subject to outstanding unvested RSUs held by non-employee directors that served during 2024, as of December 31, 2024. For additional information regarding the RSUs and performance stock units granted to Mr. Tolia for the year ended December 31, 2024, in his capacity as Chief Executive Officer, please see "Executive Compensation-2024 Summary Compensation Table" below.

Name	Number of Shares Underlying Stock Options Granted in Fiscal 2024 (#)	Number of Shares Underlying Stock Options Outstanding at Fiscal Year End (#)	Number of Shares Underlying Unvested Stock Options Outstanding at Fiscal Year End (#)	Number of Shares of Stock Awards Granted in Fiscal 2024 (#)	Outstanding RSUs at Fiscal Year End

John Hope Bryant	24,717(a)	—	—	—	—
Dana Evan(b)	—	294,389	122,663	46,033(c)	46,033
J. William Gurley	49,435(a)	123,517	—	68,627(c)	68,627
Robert Hohman	—	—	—	130,969(d)	130,969
Marissa Mayer	—	—	—	130,969(d)	130,969
Mary Meeker	49,435(a)	—	—	—	—
Jason Pressman	49,435(a)	123,517	—	68,627(c)	68,627
Niraj Shah	—	—	—	130,969(d)	130,969
Elisa Steele	—	—	—	130,969(e)	130,969
David Sze	49,435(a)	123,517	—	68,627(c)	68,627
Nirav Tolia	49,435(a)	294,565	—	—	—
Chris Varelas	49,435(a)	123,517	—	68,627(c)	68,627
a.These stock options were granted in 10 monthly installments, with the first grant date of the award with respect to 3/12th of the award being September 1, 2023 and a monthly grant thereafter equal to 1/12th of the award occurring on the 1st trading day of each calendar month following September 1, 2023, beginning on October 2, 2023 and ending with the grant on June 3, 2024 (in the case of Mr. Bryant, ending on March 1, 2024). The stock options vest immediately upon the respective date of grant; so long as the non-employee director continues to provide services through each such grant date. The grant date fair value for each monthly installment of these stock option awards is as noted below:

Grant Date	Fair Value ($)
1/2/2024	1.04
2/1/2024	0.96
3/1/2024	1.31
4/1/2024	1.34
5/1/2024	1.28
6/3/2024	1.51
b.This stock option vests at a rate of 1/24th of the shares underlying the stock option each month, with the first such vesting date on November 17, 2023, so long as the non-employee director continues to provide services through each such vesting date.
c.The RSU award will vest on the earliest of (a) the date of the next annual meeting of the Company’s stockholders (or the date immediately prior to the next annual meeting of the Company’s stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (b) the date that is one year following June 18, 2024, in each case, so long as the non-employee director continues to provide services to the Company through each such date.
d.With respect to the RSU award settleable for 121,951 shares of Class A common stock, the RSU award will vest as to 1/2 of the total number of shares on the one year anniversary of May 1, 2024, and vest as to the remaining 1/2 of the total number of shares on the two year anniversary of May 1, 2024, in each case, so long as the non-employee director continues to provide services to the Company through each such date. With respect to the RSU award settleable for 9,018 shares of Class A common stock, the RSU award will vest on the earliest of (a) the date of the next annual meeting of the Company’s stockholders (or the date immediately prior to the next annual meeting of the Company’s stockholders if the applicable

2025 Proxy Statement	33

Proposal No. 1

non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (b) the date that is one year following June 18, 2024, in each case, so long as the non-employee director continues to provide services to the Company through each such date.
e.With respect to the RSU award settleable for 121,951 shares of Class A common stock, the RSU award will vest as to 1/2 of the total number of shares on the one year anniversary of July 3, 2024, and vest as to the remaining 1/2 of the total number of shares on the two year anniversary of July 3, 2024, in each case, so long as the non-employee director continues to provide services to the Company through each such date. With respect to the RSU award settleable for 9,018 shares of Class A common stock, the RSU award will vest on the earliest of (a) the date of the next annual meeting of the Company’s stockholders (or the date immediately prior to the next annual meeting of the Company’s stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (b) the date that is one year following June 18, 2024, in each case, so long as the non-employee director continues to provide services to the Company through each such date.
5.The amounts reported in these columns represent the aggregate grant date fair value of RSUs awarded to directors in 2024 computed in accordance with FASB ASC 718. The number of RSUs that a director receives is calculated by dividing the target value of the RSU award by the 30-day trailing average trading price. Accordingly, the amounts reported in this column do not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock.
6.Ms. Mayer has resigned as a member of our Board of Directors, effective immediately following our Annual Meeting. Ms. Mayer's resignation was not the result of any disagreement with the Company or the Board of Directors on any matter, and she has been a valued member of the Board of Directors. Ms. Mayer is expected to continue as an advisor to the Company and CEO following her resignation.
Vote Required
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon which means that the four individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Abstentions, “withhold authority” votes and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation Our Board of Directors recommends a vote “FOR ALL NOMINEES” in the Election of the Class I Directors.

34	2025 Proxy Statement

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit and Risk Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2025, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of EY as our independent registered public accounting firm for the year ending December 31, 2025, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that EY is not ratified by our stockholders, the Audit and Risk Committee will review its future selection of EY as our independent registered public accounting firm.
EY audited our financial statements for the year ended December 31, 2024. Representatives of EY are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. EY has served as the independent registered public accounting firm of Nextdoor, Inc. since 2018.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit and Risk Committee annually.
During the years ended December 31, 2023 and 2024, fees for services provided by EY were as follows:

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2024

Fees Billed to Nextdoor	($)	($)

Audit fees(1)	2,957,482	3,417,142
Audit-related fees(2)	—	25,000
Tax fees(3)	—	—
Other fees(4)	—	—
Total fees	2,957,482	3,442,142
1.“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by the auditor in connection with regulatory filings.
2. “Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
3. “Tax fees” consist of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.
4.“Other fees” consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.

2025 Proxy Statement	35

Proposal No. 2

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit and Risk Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit and Risk Committee.
Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation
Our Board of Directors recommends a vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2025.

36	2025 Proxy Statement

Report of the Audit and Risk Committee
The information contained in the following report of our Audit and Risk committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The principal purpose of the Audit and Risk committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit and Risk committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit and Risk committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (“EY”), our independent registered public accounting firm for 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
Our Audit and Risk committee has reviewed and discussed with management and EY our audited consolidated financial statements for the year ended December 31, 2024. Our Audit and Risk committee has also discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301, regarding “Communications with Audit Committees.”
Our Audit and Risk committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with our Audit and Risk committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, our Audit and Risk committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report for the year ended December 31, 2024, for filing with the U.S. Securities and Exchange Commission.
Members of the Audit and Risk Committee
•Dana Evan, Chair
•Robert Hohman
•Jason Pressman
•Chris Varelas

2025 Proxy Statement	37

Proposal No. 3: Advisory Vote on the Compensation of our Named Executive Officers
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation and People Development Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and People Development Committee, which are responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation Our Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

38	2025 Proxy Statement

Executive Officers
The names of our executive officers, their ages as of the date of this Proxy Statement, and their positions are shown below.

Executive Officers	Age	Position

Nirav Tolia	53	Chief Executive Officer, President and Chairperson of our Board of Directors
Matt Anderson	37	Chief Financial Officer and Treasurer
Michael Kiernan	40	Chief Revenue Officer
Sophia Schwartz	40	Chief Legal Officer and Secretary
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Mr. Tolia, please refer "Proposal No.1—Election of Directors."
Matt Anderson has served as our Chief Financial Officer and Treasurer since November 2023. Previously, Mr. Anderson served as Nextdoor, Inc.’s Head of Finance & Strategy since July 2019. Before joining Nextdoor, Inc., Mr. Anderson served in a number of senior finance roles for Block, Inc. (Square), a financial technology company, between August 2013 and July 2019. Before joining Block, Inc. in August 2013, Mr. Anderson served in a variety of finance and investment related roles for GI Partners, a private equity firm, and Barclays Capital Inc., an investment bank. Mr. Anderson has a B.A. in Economics and International Area Studies from the University of California, Los Angeles.
Michael Kiernan has served as our Chief Revenue Officer since January 2025. Previously, Mr. Kiernan served as Head of Global Revenue from April 2024 until January 2025, and Head of Sales, Nextdoor Ads Manager from November 2021 until April 2024. Mr. Kiernan served as Nextdoor, Inc.’s Head of Sales, Nextdoor Ads Manager from July 2020 until November 2021, and its Head of Business Operations from April 2018 until July 2020. Before joining Nextdoor, Inc., Mr. Kiernan was Chief of Staff, Global Revenue & Partnerships at X (formerly Twitter), a social media company, from November 2017 until April 2018. Mr. Kiernan earned a Bachelor of Business Administration from Cal Poly San Luis Obispo.
Sophia Schwartz has served as Chief Legal Officer and Secretary since May 2024. Previously, Ms. Schwartz served as Deputy General Counsel from November 2021 until May 2024. Ms. Schwartz served as Nextdoor, Inc.’s Senior Corporate Counsel from December 2018 until November 2021. Before joining Nextdoor, Inc., Ms. Schwartz was a Partner at Donahue Fitzgerald LLP, focusing on corporate transactions and intellectual property law, from January 2011 until December 2018. Ms. Schwartz earned a B.A. in Political Science from University of California, Berkeley and a J.D. from University of California, College of the Law, San Francisco (formerly UC Hastings).

2025 Proxy Statement	39

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:
•each of our named executive officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 235,813,003 shares of Class A common stock and 147,881,514 shares of Class B common stock outstanding as of March 31, 2025. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or RSUs that may vest and settle within 60 days of March 31, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102.

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Security Ownership of Certain Beneficial Owners and Management

	Class A Common Stock		Class B Common Stock

Name and Address of Beneficial Owner(1)	Number of Shares (#)	(%)	Number of Shares (#)	(%)	Combined Voting Power (%)

5% or Greater Stockholders:
Entities affiliated with Benchmark(2)	—	0.00%	52,649,930	35.60%	30.71%
Entities affiliated with Greylock(3)	12,130,572	5.14%	21,196,977	14.33%	13.07%
Ark Investment Management LLC(4)	6,898,831	2.93%	—	0.00%	0.40%
Entities affiliated with The Vanguard Group, Inc.(5)	16,568,548	7.03%	—	0.00%	0.97%
Blackrock, Inc.(6)	12,518,613	5.31%	—	0.00%	0.73%
Entities affiliated with Nikko Asset Management Americas, Inc.(7)	8,907,840	3.78%	—	0.00%	0.52%
Entities affiliated with KPCB(8)	—	0.00%	8,654,048	5.85%	5.05%
Sarah Leary(9)	305,109	0.13%	10,965,475	7.42%	6.41%
Executive Officers and Directors:
Nirav Tolia(10)	6,835,640	2.82%	30,049,403	20.30%	17.84%
Matt Anderson(11)	1,118,410	0.47%	346,340	0.23%	0.27%
Sophia Schwartz(12)	428,151	0.18%	113,400	0.08%	0.09%
Sarah Friar(13)	1,489,371	0.63%	3,279,197	2.17%	1.96%
John Orta(14)	858,621	0.36%	—	0.00%	0.05%
Heidi Andersen	—	0.00%	—	0.00%	0.00%
Dana Evan(15)	233,057	0.10%	—	0.00%	0.01%
J. William Gurley(16)	123,517	0.05%	52,649,930	35.60%	30.71%
Jason Pressman(17)	1,618,333	0.69%	—	0.00%	0.09%
David Sze(18)	12,254,089	5.19%	21,196,977	14.33%	13.08%
Elisa Steele	—	0.00%	—	0.00%	0.00%
Christopher Varelas(19)	123,517	0.05%	—	0.00%	0.01%
Niraj Shah(20)	60,976	0.03%	—	0.00%	0.00%
Robert Hohman(21)	360,976	0.15%	—	0.00%	0.02%
Marissa Mayer(20)	60,976	0.03%	—	0.00%	0.00%
All current directors and executive officers as a group (13 persons)	23,538,440	9.63%	104,564,467	70.39%	61.80%
* Less than one percent.
1.Unless otherwise noted, the business address of each of those listed in the table above is c/o Nextdoor Holdings, Inc., 420 Taylor Street San Francisco, California 94102.
2.As reported in a statement on Schedule 13D, Amendment 1, filed with the SEC on February 14, 2025, by Benchmark Capital Partners VI, L.P. (“BCP VI”) and its affiliates (collectively, the "Benchmark Affiliates"). Consists of the following shares of Class B common stock: (i) 41,576,081 shares owned by BCP VI; (ii) 2,600,214 shares owned by Benchmark Founders’ Fund VI, L.P. (“BFF VI”); (iii) 1,706,516 shares owned by Benchmark Founders’ Fund VI-B, L.P. (“BFF VI-B”); (iv) 4,481,902 shares held in nominee form for the benefit of persons associated with Benchmark Capital Management Co. VI, L.L.C. (“BCMC VI”); (v) 1,739,275 shares owned by Benchmark Capital Partners VIII, L.P. (“BCP VIII”); (vi) 276,751 shares owned by Benchmark Founders’ Fund VIII, L.P. (“BFF VIII”); and (vii) 269,191 shares owned by Benchmark Founders’ Fund VIII -B, L.P. (“BFF VIII-B”). BCMC VI is the general partner of BCP VI, BFF VI, and BFF VI-B, and BCMC VI may be deemed to have sole voting and investment power over shares held by the entities for which it serves as general partner. Alexandre Balkanski, Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, who is a member of our Board of Directors, Kevin R. Harvey, Robert C. Kagle and Mitchell H. Lasky are the managing members of BCMC VI. Benchmark Capital Management Co. VIII, L.L.C. (“BCMC VIII”) is

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Security Ownership of Certain Beneficial Owners and Management
the general partner of BCP VIII, BFF VIII, and BFF VIII-B, and BCMC VIII may be deemed to have sole voting and investment power over shares held by the entities for which it serves as general partner. Matthew R. Cohler, Peter H. Fenton, J. William Gurley, who is a member of our Board of Directors, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, Sarah E. Tavel and Eric Vishria are the managing members of BCMC VIII. The principal business address for the Benchmark entities is 2965 Woodside Road, Woodside, California 94062.
3.As reported in a statement on Schedule 13D, Amendment 3, filed with the SEC on August 23, 2022 by Greylock and its affiliates. Consists of: (i) 10,917,514 shares of Class A common stock held directly by Greylock 16 Limited Partnership; (ii) 388,179 shares of Class A common stock held directly by Greylock 16-A Limited Partnership; (iii) 824,879 shares of Class A common stock held directly by Greylock 16 Principals Limited Partnership; (iv) 8,490 shares of Class B common stock held directly by Greylock Discovery Fund LLC (“GDF”); (v) 14,661 shares of Class B common stock held directly by Greylock Discovery Fund II LLC (“GDFII”); (vi) 18,871,388 shares of Class B common stock held directly by Greylock XIII Limited Partnership (“Greylock XIII”); (vii) 603,453 shares of Class B common stock held by Greylock XIII Principals LLC (“Greylock XIII Principals”); and (viii) 1,698,985 shares of Class B common stock held directly by Greylock XIII-A Limited Partnership (“Greylock XIII-A”). Greylock XIII is the majority member of GDF and may be deemed to beneficially own shares directly held by GDF. Greylock XIII GP LLC (“Greylock XIII GP”) is the general partner of Greylock XIII and Greylock XIII-A, and may be deemed to beneficially own the shares of stock held directly by GDF, Greylock XIII and Greylock XIII-A. Greylock XIV GP LLC (“Greylock XIV GP”) is the general partner of Greylock XIV Limited Partnership, which is the majority member of GDFII, and may be deemed to have voting and investment discretion over the shares held directly by GDFII. Reid Hoffman is a managing member of Greylock XIV GP and may be deemed to beneficially own the shares of stock held directly by GDFII. William W. Helman, Aneel Bhusri, Donald A. Sullivan and David Sze, who is a member of our Board of Directors, are managing members of Greylock XIII GP and Greylock XIV GP, and each of them may be deemed to hold shared voting and dispositive power over shares held by GDFII, GDF, Greylock XIII, Greylock XIII-A and Greylock XIII Principals. Greylock 16 GP LLC is the general partner of Greylock 16 Limited Partnership, Greylock 16-A Limited Partnership and Greylock Principals 16 Limited Partnership, and may be deemed to beneficially own the shares of stock held directly by Greylock 16 Limited Partnership, Greylock 16-A Limited Partnership and Greylock Principals 16 Limited Partnership. The address for the Greylock entities is 2550 Sand Hill Road Menlo Park, California 94025.
4.As reported in a statement on Schedule 13G, Amendment 2, filed with the SEC on January 10, 2025, by ARK Investment Management LLC (“ARK”), in its capacity as a registered investment adviser. ARK reported sole voting and dispositive power over 6,898,831 shares of Class A common stock and shared voting and dispositive power over 0 shares. ARK’s principal business office address is 200 Central Avenue, St. Petersburg, Florida 33701.
5.As reported in a statement on Schedule 13G, Amendment 3, filed with the SEC on November 12, 2024, by The Vanguard Group, Inc. (“Vanguard”), in its capacity as a registered investment adviser. Vanguard reported sole dispositive power with respect to 16,568,548 shares, shared dispositive power with respect to 278,199 shares, sole voting power with respect to 0 shares and shared voting power with respect to 109,983 shares. Vanguard’s principal business office address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
6.As reported in a statement on Schedule 13G, Amendment 2, filed with the SEC on April 17, 2025, by BlackRock, Inc. (“BlackRock”), on behalf of itself as a parent holding company or control person for the following subsidiaries: (i) BlackRock Advisors, LLC; (ii) BlackRock Asset Management Canada Limited; (iii) BlackRock Fund Advisors; (iv) BlackRock Asset Management Ireland Limited; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Financial Management, Inc.; (vii) BlackRock Fund Managers Ltd; and (viii) BlackRock Investment Management, LLC. BlackRock reported sole dispositive power with respect to 12,518,613 shares of Class A common stock, sole voting power with respect to 12,215,016 shares and shared dispositive and voting power with respect to 0 shares. BlackRock’s principal business office address is 50 Hudson Yards, New York, New York 10001.
7.As reported as of December 31, 2023, in Amendment 1 to each of the statements filed on Schedule 13G/A with the SEC on February 5, 2025 and February 13, 2025, respectively, by: (i) Sumitomo Mitsui Trust Holdings Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), and (ii) Nikko Asset Management Americas, Inc. (“Nikko Americas”), each on behalf of itself as a registered investment adviser, parent holding company or control person, and/or non-U.S. regulated financial institution. Beneficial ownership reported in the statements pertained to our Class A common stock only. The aforementioned parties reported shared dispositive power with respect to 8,907,840 shares of Class A common stock, and sole dispositive power, and sole and shared voting power, with respect to 0 shares. The principal business address of Nikko Americas is 605 Third Avenue, 38th Floor, New York, New York 10158. The principal business address of SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The principal business address of NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.
8.As reported in a statement on Schedule 13G, Amendment 1, filed with the SEC on February 14, 2024, by KPCB Digital Growth Fund, LLC, or KPCB, and its affiliates. Consists of: (i) 8,157,306 shares of Class B common stock held directly by KPCB; and (ii) 496,742 shares of Class B common stock held directly by KPCB Digital Growth Founders Fund, LLC, or KPCB Founders. KPCB DGF Associates, LLC is the managing member of both KPCB and KPCB Founders and may be deemed to have voting and dispositive power over the shares held by such entities. The address of each of these entities is: c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, California 94025.
9.Consists of: (i) 177,276 shares of Class A common stock; (ii) 10,965,475 shares of Class B common stock; and (iii) 127,833 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025.
10.Consists of: (i) 666,971 shares of Class A common stock and 26,061,396 shares of Class B common stock held by Nirav Tolia; (ii) 123,517 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; (iii) 171,048 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2025; (iv) 1,263,840 shares of Class B common stock held by Megha Tolia; (v) 155,284 shares of Class B common stock held by Nalin Tolia; (vi) 2,077,897 shares of Class B common stock held by the Tolia Family Children’s Trust dated March 13, 2014, of which Nalin Tolia is the trustee; (vii) 319,938 shares of Class B common stock held by the Tolia Family Trust dated June 30, 2008, of which Nalin Tolia is the trustee; (viii) 313,127 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025; and (ix) 5,732,025 shares of Class A common stock subject to PSUs upon the achievement of certain financial goals.
11.Consists of: (i) 588,731 shares of Class A common stock; (ii) 333,122 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; (iii) an additional 53,591 shares underlying option to purchase shares of Class A common stock that are exercisable within 60 days of March 31, 2025; (iv) 346,340 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2025; and (vi) 142,966 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025.

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Security Ownership of Certain Beneficial Owners and Management
12.Consists of: (i) 267,445 shares of Class A common stock; (ii) 37,000 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; (iii) an additional 12,333 shares underlying option to purchase shares of Class A common stock that are exercisable within 60 days of March 31, 2025; (iv) 113,400 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2025; and (vi) 111,373 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025.
13.Consists of: (i) 691,122 shares of Class A common stock; (ii) 798,249 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; and (iii) 3,279,197 shares underlying options to purchase Class B common stock that are fully vested as of March 31, 2025.
14.Consists of 858,621 shares of Class A common stock.
15.Consists of: (i) 208,525 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; and (ii) an additional 24,532 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 31, 2025.
16.Consists of (i) 123,517 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; and (ii) shares held by the Benchmark Affiliates identified in footnote (2) above.
17.Consists of (i) 1,357,387 shares of Class A common stock held by The 2016 Jason Pressman Trust U/D/T March 8, 2016; (ii) 123,517 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; and (iii) 137,429 shares held by Shasta Ventures II, L.P.
18.Consists of (i) 123,517 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025; and (ii) shares held by GDF, GDFII, Greylock XIII, Greylock XIII-A, Greylock XIII Principals, Greylock 16 Limited Partnership, Greylock 16-A Limited Partnership and Greylock Principals 16 Limited Partnership, respectively, identified in footnote (3) above.
19.Consists of 123,517 shares underlying options to purchase shares of Class A common stock that are fully vested as of March 31, 2025. These securities are held by Mr. Varelas for the benefit of one or more affiliates of Riverwood Capital GP II Ltd. ("Riverwood"). Mr. Varelas is obligated to transfer these securities or any proceeds from the sale thereof as directed by Riverwood. Mr. Varelas disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. Mr. Varelas' business address is c/o Riverwood Capital, 70 Willow Road, Suite 100, Menlo Park, California, 94025.
20.Consists of 60,976 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025. Ms. Mayer has resigned as a member of our Board of Directors, effective immediately following our Annual Meeting. Ms. Mayer's resignation was not the result of any disagreement with the Company or the Board of Directors on any matter, and she has been a valued member of the Board of Directors. Ms. Mayer is expected to continue as an advisor to the Company and CEO following her resignation.
21.Consists of: (i) 300,000 shares of Class A common stock; and (ii) 60,976 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2025.

2025 Proxy Statement	43

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our 2024 executive compensation program for our named executive officers, whose compensation is set forth in the Summary Compensation Table and accompanying compensation tables following this discussion. We also share our compensation philosophy, what compensation was paid to our named executive officers in 2024, and explain how and why our Compensation and People Development Committee made the specific compensation determinations that it did in 2024.

2024 Named Executive Officers

Nirav Tolia Chief Executive Officer and President	Matt Anderson Chief Financial Officer and Treasurer	Sophia Schwartz Chief Legal Officer and Secretary	Sarah Friar Former Chief Executive Officer and President	John Orta Former Head of Legal & Corporate Development and Secretary	Heidi Andersen Former Head of Revenue

Compensation Philosophy and Objectives
The objective of our executive compensation program is to provide an attractive, market-based program that allows us to hire, reward, and retain the world-class talent that we need to execute on our strategy and, ultimately, achieve our purpose.
Although we consider a number of factors in our pay decisions, decision-making is guided by the five tenets of our compensation philosophy:

Performance Link pay decisions to company and individual performance. Reward behaviors that showcase our purpose, mission and core values.

Fairness Maintain a consistent compensation structure across all roles and locations, guided by market benchmarks to provide fair and competitive pay.

Value Offer competitive base salary and ownership in the company employees are building, creating value for employees as Nextdoor increases in value.

Innovation Calibrate pay to attract product development talent that enables us to bring transformative products to our customers.

Community
Provide health, wellness and retirement benefits to support employees physical, emotional, mental and financial health. Incentivize community service, civic engagement and emphasize inclusivity.

44	2025 Proxy Statement

Executive Compensation
The Compensation and People Development Committee evaluates our compensation philosophy and objectives on at least an annual basis to ensure our program continues to appropriately encourage, motivate, and reward our named executive officers as we continue to grow.
Executive Compensation Policies and Practices
Our executive compensation policies and practices reinforce our performance-based philosophy and belief that employees should be rewarded for the value they are building at Nextdoor. Highlights of our executive compensation policies and practices include:

What We Do
☑	Provide straightforward pay generally comprised of base salary and equity, with an additional cash bonus program for our CEO and variable incentive compensation component for our Head of Revenue
☑	Ensure that the vast majority of our executive pay is in the form of equity and is “at risk”
☑	“Double trigger” termination required for accelerated equity vesting in connection with a change in control
☑	Fully independent Compensation and People Development Committee and independent compensation consultant
☑	May grant significant equity-based compensation in a boxcar structure, as appropriate, to maintain a long-term orientation and promote a focus on sustained growth
☑	Audit pay programs with intent to achieve pay equity, differentiated for performance, for similar roles
☑	Subject to feedback from our stockholders, we intend to annually conduct a say-on-pay vote
☑	Require executive officers to trade through Rule 10b5-1 plans
☑	Require executives to comply with our Compensation Recovery Policy
☑	Maintain stock ownership guidelines for our executive officers and Board of Directors

What We Don't Do
☒	Executive pension or supplemental retirement plans; our executives participate in the same benefit plans and arrangements as our other employees
☒	Excessive perquisites or personal benefits to our named executive officers not generally provided to all other employees
☒	Hedging of our company stock by all employees, including our non-employee directors, and pledging is allowed only in limited circumstances as approved by our Chief Legal Officer
☒	Reimbursements or “gross ups” for excise tax payments
☒	Dividends or dividend equivalents on unvested equity awards
☒	No discounted stock option awards
☒	No employee single trigger accelerated vesting upon a change in control

2025 Proxy Statement	45

Executive Compensation
On at least an annual basis, the Compensation and People Development Committee reviews and determines whether executive salary adjustments are appropriate taking into consideration a number of factors, including company and individual performance and applicable market survey and peer data as discussed in “Compensation Determination Process” below. The Compensation and People Development Committee may also make adjustments in connection with promotions or other changes in roles and responsibilities.
Compensation Determination Process
Our Compensation and People Development Committee regularly reviews our executive compensation program to assess its alignment with our compensation philosophy and objectives and to establish annual base salary levels and equity incentive opportunities of our named executive officers.
In making decisions about the compensation of our named executive officers, the Compensation and People Development Committee takes a well-rounded approach that considers a number of factors, which may include:
•Our executive compensation program objectives.
•Our corporate growth and other elements of financial performance.
•The individual’s role and responsibilities, qualifications, knowledge, skills, experience, marketability and potential to take on additional scope and scale as our company matures.
•Relevant competitive market data and analyses prepared by our independent compensation consultant (see “Use of Market Data” below).
•The past and expected future contribution of each individual executive officer in furthering achievement of our financial, operational and strategic objectives, as well to our purpose, mission and core values.
•The current outlook of the technology executive labor market generally.
•The value and structure of historical compensation awards, including the amount and terms of outstanding unvested equity awards held by each executive officer.
•Internal pay equity, taking into consideration each individual’s impact on our business and performance.
•The recommendations of our chief executive officer with respect to compensation of our other named executive officers.
These factors provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each named executive officer. No single factor is determinative in the Compensation and People Development Committee’s decision-making, or weighted in any predetermined manner.
In setting the form and amount of compensation for named executive officers going forward, the Compensation and People Development Committee also considers the voting results from our say-on-pay vote, which we, subject to feedback from our stockholders, hold annually, as well as any compensation-related feedback received from stockholders throughout the year. At our 2024 annual meeting approximately 99% of the votes were cast "for" our 2023 say-on-pay proposal.
We regularly engage with our stockholders and stakeholders to understand their perspectives on key issues and discuss our strategy and performance. Our Investor Relations team and members of our executive leadership team maintain consistent stockholder engagement throughout the year.

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Executive Compensation
Role of the Compensation and People Development Committee
Our Compensation and People Development Committee acts on behalf of the Board of Directors in overseeing the compensation structure, programs, policies, and practices applicable to our employees, executive officers, and directors. This includes review of our compensation strategy and programs, assessment of our compensation risk profile, establishing our compensation peer group, and review of our compensation structure and pay mix to ensure alignment with the compensation strategy it has established. The Compensation and People Development Committee also recommends to our Board of Directors the form and cash-based and equity-based compensation to be paid or awarded to our non-employee directors, and oversees succession planning, talent management and development, and other human capital matters.
Role of the Chief Executive Officer and Management
In performing its responsibilities, the Compensation and People Development Committee consults with members of our management, including our Chief Executive Officer. Management assists the Compensation and People Development Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation and People Development Committee solicits and reviews our Chief Executive Officer’s recommendations and viewpoints with respect to adjustments to salary and equity incentive opportunities, program structures and other compensation-related matters for our executive officers, other than with respect to the Chief Executive Officer’s own compensation. The Compensation and People Development Committee considers these recommendations as one factor in determining the compensation of our executive officers, including our named executive officers. Our Chief Executive Officer is not present during any deliberations or decision-making regarding their own compensation.
Role of the Compensation Consultant
In carrying out its responsibilities, the Compensation and People Development Committee has the authority to retain, and has retained, Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant, supporting the Compensation and People Development Committee in its review and oversight of our executive compensation programs. The Compensation and People Development Committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation and People Development Committee and does not provide any non-compensation related services to us. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges, taking into consideration our compensation peer group and compensation philosophy, for our Compensation and People Development Committee to consider. Compensia attends certain Compensation and People Development Committee meetings, executive sessions, and preparatory meetings with the Compensation and People Development Committee chair and certain members of our management team, as requested by our Compensation and People Development Committee. Compensia also advises our Compensation and People Development Committee on public disclosures relating to our executive compensation programs.
Use of Market Data
The Compensation and People Development Committee reviews and considers the compensation levels and practices of a group of peer companies for purposes of assessing the competitive market positioning of our executive compensation program and guiding compensation levels and practices. The Compensation and People Development Committee reviews our peer group with the compensation consultant at least annually and assesses the need for any year-over-year changes in light of changes to either our business or the businesses of our peer companies.
The Compensation and People Development Committee developed a peer group for 2024 in consultation with our compensation consultant that included companies similar to us in terms of industry, revenue and market capitalization. In developing the compensation peer group used to make 2024 compensation determinations, we considered the following

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Executive Compensation
criteria to identify comparable peer companies. In evaluating the companies comprising the compensation peer group, Compensia specifically considered and weighed the following primary criteria, among other factors:

Primary Criteria for Peer Group Selection
Geography	Publicly-traded companies primarily headquartered in the U.S. and traded on a major U.S. stock exchange
Industry	Consumer, software and internet companies with a focus on social networks, online marketplaces, advertising and similar services
Revenue	Companies with revenue generally within a range of 0.25x to approximately 4x our revenue (at time of review) of approximately $214 million
Market Capitalization	Companies with a market capitalization within a range of approximately 0.25x to approximately 4x our then 30-day market capitalization of approximately $1.091 billion
This work culminated in Compensation and People Development Committee approval of a peer group consisting of the following companies:

2024 Peers
Amplitude	Groupon	PagerDuty	Upwork
Braze	Hims & Hers Health	PubMatic	Vimeo
Bumble	Lemonade	Sprout Social	Yelp
Eventbrite	NerdWallet	The RealReal	ZipRecruiter
EverQuote	Olo	Tripadvisor
Changes from our 2023 peer group included: removal of Box, because its revenue and market capitalization were no longer within our targeted range; removal of Smartsheet, Asana, and AppFolio because of their lack of industry relevance and comparability to our business profile; removal of Momentive Global, Poshmark, and UserTesting, due to acquisition; and the addition of Braze, PagerDuty, Vimeo and Ziprecruiter on the basis of their similarity to us in size, revenue, market capitalization, and industry sector.
As noted above, market data is one point of reference the Compensation and People Development Committee considers in assessing the competitive market for executive positions in our industry. The Compensation and People Development Committee does not target a specific percentile of pay within the peer group for any named executive officer's position. Differences in total compensation among named executive officers are primarily driven by an individual’s role and responsibilities and impact on our business, skills and experience, marketability, potential to take on additional scope and scale as our company matures and retention profile as it relates to the runway of unvested equity for each individual. In addition to peer group data, the Compensation and People Development Committee may also review broader third-party survey data to inform its decision-making.

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2024 Compensation Elements & Decisions
Our executive compensation program consists of two primary components: base salary and equity awards.

Element	Structure	Objective
Base Salary	Cash (fixed)	To provide a market-competitive fixed level of compensation.
Short-Term Incentives	Cash (performance-based) (CEO Only)	To motivate and reward for achieving annual Company financial objectives.
Long-Term Incentives	RSUs (variable) PSUs (performance-based) (CEO Only)	To attract, retain, motivate and reward employees over an extended time horizon for achieving key objectives and building long-term value in alignment with our stockholders’ interests.
Our former Head of Revenue, Ms. Andersen, also participated in our sales-related variable cash compensation program tied to annual performance against revenue goals.
Base Salary
We provide a base salary as part of our executive compensation program to provide a market-competitive fixed level of baseline compensation to all named executive officers. Consistent with our long-term oriented philosophy and focus on internal pay equity, base salaries represent a small portion of named executive officers’ total direct compensation. In February 2024, after considering market data for executives with similar roles and responsibilities within our peer group, as well as the named executive officers’ current and potential future contributions to our financial, operational and strategic objectives, the Compensation and People Development Committee conducted its annual review of compensation and approved salary increases for all of our named executive officers, effective April 1, 2024. Nirav Tolia became our Chief Executive Officer effective May 8, 2024. His base salary was established through negotiations between Mr. Tolia and the Compensation and People Development Committee, and informed by input from our independent compensation consultant, Compensia, and relevant market data, and is reflected in Mr. Tolia's offer letter with us, described in greater detail in "—Nirav Tolia Offer Letter."
The following table sets forth 2023 and 2024 base salaries for each of our named executive officers, effective, in each case, as of April 1. Ms. Schwartz's salary increased in connection with her promotion to Chief Legal Officer. Adjustments for all named executive officers, with the exception of Ms. Friar, were otherwise made taking into consideration competitive market considerations, performance and our approach of parity across executives, whereby all executives who are not eligible for short-term incentive opportunities receive the same base salary. Ms Friar received no adjustment due to her departure which was determined prior to April 1.

Name	Position	2023 Base Salary ($)	2024 Base Salary ($)

Nirav Tolia(1)	Chief Executive Officer and President	—	500,000
Matt Anderson	Chief Financial Officer and Treasurer	475,000	550,000
Sophia Schwartz(2)	Chief Legal Officer and Secretary	330,000	550,000
Sarah Friar(3)	Former Chief Executive Officer and President	475,000	475,000
John Orta	Former Head of Legal & Corporate Development and Secretary	475,000	550,000
Heidi Andersen	Former Head of Revenue	475,000	525,000
(1) Mr. Tolia became our Chief Executive Officer effective May 8, 2024.

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(2) Ms. Schwartz’s salary increase in connection with her promotion to Chief Legal Officer was effective May 8, 2024. Prior to her promotion, Ms. Schwartz was paid a salary of $400,000 effective April 1, 2024, and $330,000 from January 1, 2024 to March 31, 2024.
(3) Ms. Friar did not receive a salary increase due to her departure having already been determined prior to when the salary increase was due to take effect.
Short-Term Incentive Compensation
CEO Annual Bonus Opportunity
In connection with Mr. Tolia's appointment as our Chief Executive Officer and President, and based on input from our independent compensation consultant, Compensia, the Compensation and People Development Committee approved an annual cash incentive opportunity in recognition of the unique role of the Chief Executive Officer and to motivate the achievement of key short-term strategic and financial objectives. Mr. Tolia's target annual cash bonus opportunity is expressed as a percentage of base salary, which Mr. Tolia is eligible to receive based on the achievement of certain financial goals. For 2024, the target annual cash bonus for Mr. Tolia was 100% of his base salary ($500,000). However actual payout could range from 90% to 100% of the target.
The bonus opportunity for Mr. Tolia contained two equally weighted performance measures for 2024: Revenue and Adjusted EBITDA. The 2024 performance targets, as well as the level of achievement and the resulting payout were as follows:

Performance Measures	Weighting			Performance Targets & Achievement		Payout
	Min (% of Salary)	Max (% of Salary)	Max Bonus Payout ($)	Target ($)	Actual 2024 Performance ($)	Percent Earned	Earned Payout ($)

Revenue	45%	50%	250,000	235,000,000	247,276,408	50%	250,000
EBITDA	45%	50%	250,000	(57,000,000)	(18,268,306)	50%	250,000
Total	90%	100%	500,000			100%	500,000
Mr. Tolia's earned 2024 annual cash bonus was also prorated based on the number of days that he served as Executive Chair or CEO in 2024. The result of this proration is as follows:

2024 Bonus Proration

Employment Start Date	Days Employed in 2024	Total # of Days in 2024	Percent of Year Employed	Earned Payout ($)	Actual Prorated Payout

3/18/2024	289	366	78.96%	500,000	394,809
Because Mr. Tolia commenced employment mid-year, the performance measures for his 2024 bonus opportunity were approved during the annual performance period. As a result, and given the high likelihood of achievement at the time the metrics were established, the bonus earned for 2024 is reported in the Summary Compensation Table and the Grant of Plan-Based Awards Table below as a bonus, rather than as a non-equity incentive plan award. Beginning in 2025, Mr. Tolia’s annual bonus will be administered and reported as a non-equity incentive plan award.
Sales Incentive Compensation Plan
Our sales-related employees, including Ms. Andersen prior to her departure in 2024, participate in our incentive compensation plan, which provides for a variable cash compensation component tied to achievement of certain corporate goals, with performance periods commencing January 1 and ending on December 31 of each calendar year. Quarterly performance is also evaluated throughout the annual bonus performance period. In 2024, the Compensation and People Development Committee established target performance-based quarterly and annual cash incentive opportunities for Ms. Andersen based solely on achievement of certain revenue goals over the same period, which were reviewed by the

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Compensation and People Development Committee in December 2023 and modified in March 2024. The Compensation and People Development Committee determined that revenue was the appropriate measure for Ms. Andersen's target cash incentive bonus because (i) revenue is a key driver of our creation of long-term value for our stockholders; and (ii) Ms. Andersen's position with the company and her individual performance had a material impact on our revenue.
Performance below the threshold would have resulted in no payment to Ms. Andersen and performance at or above target would result in payment at 100% or more of her target cash incentive opportunity. In establishing Ms. Andersen’s target award opportunity, the Compensation and People Development Committee considered the strength of her leadership, her expected contributions to our 2024 revenue generation objectives, and the market positioning of her compensation relative to peers. Ms. Andersen’s 2024 target cash incentive opportunity was set at $300,000, for the period commencing on April 1, 2024 and ending on March 31, 2025 (the "2024 Target").
The threshold and target levels of achievement for our 2024 revenue goal, as well as 2024 actual revenue generated, and the resulting award payout to Ms. Andersen, were as follows:

Performance Measure	Threshold ($)(1)	Target ($)	Actual 2024 Performance ($)(2)	2024 Payout – Ms. Andersen ($)(3)

Revenue	183,750,000	245,000,000	53,146,234	107,242
1. 75% of Target
2.The 2024 performance shown for Ms. Andersen reflects her achievement for the first quarter of 2024, at 101% of the quarterly target.
3.Reflects achievement of 101% of Ms. Andersen's first quarter 2024 target incentive compensation amount of $75,000, which amounted to $75,923, plus a prorated portion of her second quarter 2024 target incentive based on the 38 days she was employed during that quarter, which amounted to $31,319 . This amount excludes the payment made pursuant to the 2023 Target attributable to the period from October 1, 2023 to December 31, 2023, which was paid in the first quarter of 2024 and reported as 2023 non-equity incentive plan compensation.
Ms. Andersen’s 2024 sales incentive compensation plan allowed for commission payouts that were calculated based on her achievement of quarterly revenue targets and an annual revenue target. Her annual revenue target for 2024 was $245 million as shown in the table above, and her quarterly revenue targets for the first, second, third and fourth quarters of 2024 were $52.5 million, $60.4 million, $63.9 million and $68.2 million, respectively.
At the end of each quarter in 2024, Ms. Andersen would have been eligible to receive a commission based on a quarterly achievement percentage, calculated by dividing our actual quarterly revenue divided by her quarterly revenue target for the applicable quarter. Once our final fiscal year end results for 2024 were available, an annual achievement percentage would have been calculated, taking into account performance in the fourth quarter, by dividing our total revenue for 2024 by Ms. Andersen's annual revenue target (the “Annual Achievement Percentage”). Ms. Andersen’s Annual Achievement Percentage, which was subject to increase by a multiplier for achievements in excess of her annual revenue target, would have determined Ms. Andersen’s actual annual commission payout earned (the “Annual Commission Payout”).
However, due to Ms. Andersen's departure on May 8, 2024, her 2024 payout as shown in the table above was calculated based on (i) her achievement of her first quarter revenue target, and (ii) a proration of her second quarter target payout based on the number of days that she was employed during the second quarter.
Long-Term Equity Compensation Awards
Consistent with our compensation philosophy and focus on sustained growth, a significant portion of named executive officer compensation has historically been delivered in the form of equity awards. We believe that equity awards encourage an ownership mindset and help align the interests of our named executive officers and our stockholders.

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CEO New Hire Equity Award. As noted below in the section titled “—Nirav Tolia Offer Letter,” upon Mr. Tolia’s hire as our Executive Chair and then Chief Executive Officer, the Compensation and People Development Committee granted him an RSU award covering $10.0 million of our Class A common stock (the “Tolia RSUs”), which will vest quarterly over a four-year period and a performance stock unit award covering $10.0 million of our Class A common stock (the “Tolia PSUs,” and together with the Tolia RSUs, the “Tolia Equity Awards”). The number of shares subject to the Tolia Equity Awards was determined by dividing $20.0 million by the average of the closing sale price of our Class A common stock in February 2024 (the calendar month immediately preceding the first of the month in which Mr. Tolia's employment start date (the "Initial Appointment Date") occurred) and March 2024 (calendar month in which the Initial Appointment Date occurred).

In determining the amount of Mr. Tolia's equity award, the Compensation and People Development Committee considered his skills and experience, his role and responsibilities, relevant market data, and the desire to attract him to return to Nextdoor as its CEO. The proposed $20.0 million in total grant value represented a market-competitive long-term inducement incentive value for a newly hired CEO relative to public technology companies of comparable size and market capitalization. Additionally, the Compensation and People Development Committee determined to structure the grant as 50% RSUs and 50% PSUs to appropriately balance its retention and motivation objectives. To incentivize holistic performance and a focus on long-term value creation during this period of leadership transition, the committee determined to utilize stock price hurdles as the PSU performance metric, which directly aligns our CEO's interests with stockholders and will deliver meaningful value only in the event of significant stock price appreciation over a four year period as follows:

•25% vesting if we achieve 30% stock price growth between the first anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date,
•an additional 25% vesting if we achieve 50% stock price growth between the second anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date,
•an additional 25% vesting if we achieve 75% stock price growth between the third anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date, and
•an additional 25% vesting if we achieve 100% stock price growth between the fourth anniversary of the Initial Appointment Date and the fifth anniversary of the Initial Appointment Date.

Any Tolia PSUs that have not vested at the end of the applicable performance period will be forfeited. Achievement of the price targets is based on a 30-trading day average closing selling price of our Class A common stock.
Promotion and New Hire Equity Awards. Upon hire or promotion to an executive officer role, we provide each named executive officer an initial equity award.
In connection with Ms. Schwartz's promotion to the position of Chief Legal Officer and Secretary, effective as of May 8, 2024, she was granted an RSU award covering 238,095 shares of our Class A common stock, which vest over approximately six (6) months. Ms. Schwartz’s promotion award value and vesting schedule was designed to bring her equity compensation in-line with the equity range for her new role and level, based on market data. In addition, Ms. Schwartz also received an annual merit award in 2024 along with our other named executive officers, as described below.
Annual Merit Awards. In addition to new hire and promotion grants, we provide annual merit awards. In determining the size of the grants, the Compensation and People Development Committee considers the named executive officer's performance over the prior year, competitive market data provided by our compensation consultant, each named executive officer's role and responsibilities, qualifications, knowledge, skills, experience, marketability, and potential to take on additional scope and scale as our company matures, our named executive officers’ unvested equity holdings, recent and expected future individual and company performance and expected appreciation in our stock price over time, as well as other factors described above in “Compensation Determination Process.”

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Our intention is that the value of the annual merit grants reflect the value we place on each named executive officer’s contribution to our long-term success, and considers each named executive officer’s existing equity holdings, specifically their current economic value and vesting horizon, to ensure we maintain an appropriate value of long-term incentive compensation in unvested equity. We believe this approach provides us flexibility in our current growth stage to ensure each named executive officer receives competitive compensation in line with growth in our stock price while ensuring he or she maintains a meaningful amount of unvested equity on the horizon. In determining the size of the overall pool of available equity awards, the Compensation and People Development Committee also considers the dilutive effect of our equity incentive compensation practices and the overall impact that equity awards will have on stockholder value and stock-based compensation expense.
2024 Awards. In July 2024, after taking into consideration the recommendations of our Chief Executive Officer (for all named executive officers other than himself) the Compensation and People Development Committee approved annual merit awards in the form of RSUs, for all then-current named executive officers (other than Mr. Tolia). Vesting of the 2024 awards commenced on January 15, 2025, and vest over a two-year period.
We currently do not issue stock options as part of our regular long-term incentive program for our named executive officers (or broad-based employees), as we believe RSUs offer stronger retention value, reduced dilution, and better alignment with current market practice.
Ms. Friar, Mr. Orta, and Ms. Andersen did not receive any equity grants in 2024 due to their respective departures.
The table below illustrates the equity awards granted to each named executive officer in 2024 in respect of their service as a named executive officer:

Named Executive Officer	No. of RSUs	No. of PSUs	Equity Value ($)(1)

Nirav Tolia(2)	5,010,020	5,010,020	20,000,000
Matt Anderson	952,381	—	2,000,000
Sophia Schwartz	971,428(3)	—	2,040,000
1."Equity Value” represents the value used by the Compensation and People Development Committee to calculate the number of shares subject to each of the named executive officers’ equity awards. Equity Value does not necessarily correspond to the aggregate grant date fair value of the shares subject to these awards because the awards are granted on a date subsequent to the date on which the awards were approved by the Compensation and People Development Committee.
2.Does not include 49,435 options granted to Mr. Tolia in 2024 in connection with his service as a non-employee director prior to him becoming our Chief                 Executive Officer.
3.Does not include 157,654 RSUs granted to Ms. Schwartz in 2024 in connection with her service as an employee prior to her becoming Chief Legal Officer. However, does include 238,095 RSUs granted in connection with her promotion to Chief Legal Officer.
Other Compensation Practices and Policies
Stock Ownership Guidelines
We have adopted Stock Ownership Guidelines, effective as of January 1, 2025, designed to encourage our executive officers and members of our Board of Directors to achieve and maintain a meaningful ownership stake in our company, thereby aligning their interests with those of our stockholders and promoting a long-term perspective in managing our company.
Each of our executives and non-employee directors are expected to accumulate and hold a number of shares of company stock or shares subject to applicable equity awards toward target ownership levels that are based on a multiple of base salary or cash retainer amounts, as set forth in the table below. Currently, the market value of the qualifying shares that each executive officer or member of our board of directors is required to own or hold is as follows:

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Position	Ownership Level

Chief Executive Officer	5x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Director	3x annual cash retainer for service as a board member*
* Excludes any additional cash retainer paid as a result of service as a Board chairperson, lead independent director, committee chair or committee member or meeting fees (if any).
The minimum level of ownership is expected to be achieved prior to the latest to occur of: (i) the date that is five (5) years from the date that such individual becomes covered by the Stock Ownership Guidelines, (ii) the date that is five (5) years from the date of any promotion that results in any increase in such individual’s minimum level of ownership, or (iii) January 1, 2030. Each such individual is expected to continuously own sufficient shares to satisfy the ownership level thereafter for the duration the individual is covered by the Stock Ownership Guidelines. Compliance is evaluated by the Compensation and People Development Committee annually, as of fiscal year-end.
If, following the compliance deadline, an individual covered by the Stock Ownership Guidelines has not satisfied the applicable ownership level called for by the Stock Ownership Guidelines, then he or she must retain ownership of shares based on a retention ratio that is equal to 100% of the “net after-tax shares” as follows: each time he or she exercises a stock option, vests in an RSU award, or has an RSU award settled for shares of our common stock, he or she is expected to retain (i) 100% of the shares remaining after payment of the taxes owed upon exercise; (ii) 100% of the newly vested shares of restricted stock after the payment of applicable taxes; and (iii) 100% of the shares received on settlement of the RSU award after the payment of applicable taxes, in each case until the ownership level required by the Stock Ownership Guidelines is met.
Employee Stock Purchase Plan
All employees, including our named executive officers, may participate in our Employee Stock Purchase Plan (“ESPP”). Our ESPP provides employees with the opportunity to acquire Nextdoor common stock at a 15% discount, based on a 24-month look back period. Our ESPP is structured in the U.S. as a qualified plan under Section 423 of the Internal Revenue Code (“Code”) and is available in certain other countries as a non-Section 423 plan.
Retirement Savings and Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan for our U.S. employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently match 50% of a participant’s contributions to the 401(k) plan in cash, up to a maximum of 6% of the participant’s eligible earnings and further subject to an annual maximum limit of $2,300 per employee. An employee’s interest in our match of a participant’s contributions is fully vested when contributed. We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans.
All of our full-time U.S. employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; commuter benefits; short-term and long-term disability insurance; and life and AD&D insurance. Our non-U.S. employees may participate in different benefit plans and/or statutory benefits depending on their jurisdictions.

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Perquisites and Other Personal Benefits
We do not view perquisites as important to achieving our compensation objectives. As such we provide only material perquisites or other personal benefits to our named executive officers beyond those made generally available to our other employees that we believe are important to our business. In the future, our Board of Directors or Compensation and People Development Committee may provide additional perquisites to our named executive officers in the event it determines that it is necessary or appropriate to incentivize or fairly compensate them.
Offer Letters
We entered into offer letters with each of our named executive officers when their employment with Nextdoor commenced. Each offer letter provides for “at will” employment (meaning either we or the named executive officers may terminate the employment relationship at any time with or without cause and with or without notice), sets forth the initial title, base salary, and equity award for the executive, and summarizes the other terms and conditions applicable to the executive’s employment with us.
Nirav Tolia Offer Letter. We entered into an offer letter with Nirav Tolia (the “Tolia Offer Letter”) on February 26, 2024, in connection with Mr. Tolia’s appointment as Chief Executive Officer, President and Chairperson of the Board of Directors effective as of May 8, 2024. Prior to Mr. Tolia's appointment, he was not an executive officer of the company. Pursuant to the Tolia Offer Letter, Mr. Tolia began serving as our Executive Chair effective as of March 18, 2024 and Chief Executive Officer as of May 8, 2024. Pursuant to the Tolia Offer Letter, Mr. Tolia will receive: an initial annual base salary of $500,000, a target performance-based bonus opportunity of 100% of his base salary, and remain eligible to participant in company-sponsored benefits to the extent that he is eligible pursuant to the terms of our benefit plans. For additional information regarding the Tolia Equity Awards, see "—Long-Term Equity Compensation Awards—CEO New Hire Equity Award" above. In the event of a change in control transaction, vesting of the Tolia PSUs will be based on the price per share payable in the transaction (with any contingent consideration valued by our Board of Directors); in the event of a CIC Qualifying Termination (as defined in our standard form of Change in Control and Severance Agreement) all time-based vesting requirements applicable to the Tolia PSUs will accelerate in full. The vesting of the Tolia Equity Awards is subject to Mr. Tolia’s continuous employment with us as Chief Executive Officer or Executive Chair and other customary provisions to be set forth in an award agreement pursuant to the 2021 EIP.
Severance and Change in Control Benefits
We have entered into severance agreements with each of our named executive officers. These agreements provide for severance benefits in connection with certain qualifying terminations. We believe that providing post-employment compensation arrangements is necessary to achieve our recruitment and retention goals, and to facilitate smooth transitions from Nextdoor when and if appropriate. We have designed our arrangements to provide reasonable continued salary and healthcare coverage in the event of terminations without cause or resignations for good reason. In addition, to align named executive officers’ interests with our stockholders in the event of a “change in control,” as defined in such agreement, of the company, we provide “double-trigger” arrangements that encourage executives to focus on corporate transactions that are in our best interests, regardless of whether those transactions may result in their own job loss. We also condition all severance payments upon receipt of a general release of claims to mitigate potential future disputes or litigation arising from an executive’s departure.
•For termination by us without “cause,” as defined in such agreement, or by an executive for “good reason,” as defined in such agreement, not connected to a change in control, named executive officers are entitled to payment of their base salaries, as well as payment of premiums for continued medical benefits, for six months following termination.
•For termination by us without cause or by an executive for good reason within a three-month period prior to (but after a legally binding and definitive agreement for a potential change of control has been executed), or within the

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twelve-month period following a change in control, named executive officers are entitled to: (i) a severance payment in an amount equal to twelve months’ base salary and then-current target bonus opportunity, if any, at 100% achievement of target (in each case, at the rates in effect immediately prior to the actions that resulted in the termination), paid in a cash lump sum, (ii) full acceleration of unvested time-vesting equity awards and accelerated vesting of performance vesting equity awards at the greater of (x) actual achievement through the date of termination or (y) target level (unless an individual equity award agreement provides otherwise), and (iii) payment of premiums for continued medical benefits for up to twelve months following termination.
For a full description of the terms of these agreements, as well as an estimate of the potential payments payable under these agreements, see “Potential Payments upon Termination or Change in Control” below.
Sarah Friar Transition Agreement. We entered into a transition agreement with Sarah Friar (the “Friar Transition Agreement”), effective as of February 29, 2024. Pursuant to the Friar Transition Agreement, Ms. Friar departed from her position as Chief Executive Officer and President effective as of May 8, 2024. The Friar Transition Agreement entitled Ms. Friar to receive the following severance benefits after she signed a general release and waiver of claims and covenant not to sue on (i) a one-time cash payment of $237,500, which is equal to six months of Ms. Friar’s former salary, less applicable state and federal payroll deductions; and (ii) upon her election to continue existing health benefits under COBRA, us continuing to pay her insurance premium payments for twelve months following her separation date. Ms. Friar will also be able exercise any unexercised vested shares subject to stock option awards for 12 months following her separation date. Ms. Friar also departed from her position as chairperson and as a member of our Board of Directors effective March 29, 2024.
Heidi Andersen and John Orta Separation Agreements. On April 26, 2024, as part of the orderly transition of certain members of our management team, Heidi Andersen, our Head of Revenue, and John Orta, our Head of Legal & Corporate Development and Secretary, departed from their respective positions, effective on May 8, 2024. In connection with their transitions, we entered into a separation agreement with each of Ms. Andersen and Mr. Orta on or about May 8, 2024, which provided for benefits consistent with each of their change in control and severance agreements dated August 28, 2021 in exchange for their execution and non-revocation of a release of claims in our favor, including (i) a lump sum payment equal to six months’ of their respective base salary, less applicable state and federal payroll deductions, and (ii) upon election to continue existing health benefits under COBRA, continued payment of their respective insurance premium payments to continue to receive coverage for six months following their separation date.
Limitations on Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•any breach of the director’s or officer's duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•with respect to our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•any transaction from which the director or officer derived an improper personal benefit; or
•with respect to officers, in any action by or in the right of our company.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. These agreements, among other things, require us to indemnify our

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directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our Amended and Restated Certificate of Incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees. Our Insider Trading Policy also provides that we will not transact in any of our own securities unless in compliance with U.S. securities laws. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us. A copy of our Insider Trading Policy is available as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.
Hedging and Pledging Policy
Our Board of Directors has adopted an Insider Trading Policy that prohibits our directors, officers, and employees, as well as persons and entities over which they have control, from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.We also prohibit the pledging of our securities by our employees, including our executive officers, and members of our Board of Directors, unless approved by our Chief Legal Officer.
Equity Award Policy
We grant equity awards on a discretionary basis (i) in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition, or (ii) as annual merit awards to existing officers, employees or consultants. We maintain an Equity Award Policy, pursuant to which the Compensation and People Development Committee or our Equity Award Committee, which is comprised of our Chief Executive Officer, may grant new awards, subject to the conditions set forth in our Equity Award Policy. We do not grant awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

We do not currently grant stock options as part of our equity compensation program for our named executive officers. If stock options were to be granted in the future, we would not intend to grant such options in anticipation of the release of

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material nonpublic information that is likely to result in changes to the price of our Class A common stock. In addition, we generally do not grant equity awards at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

During fiscal year 2024, (i) none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Recovery Policy
Our Board of Directors determined that it is in our best interests to ensure that all performance-based cash compensation and equity awards reflect actual performance. Consistent with such determination, our Board of Directors has adopted a Compensation Recovery Policy in accordance with Rule 10D-1 of the Exchange Act and The New York Stock Exchange listing standards (the “Compensation Recovery Policy”).
Our Compensation Recovery Policy is administered by our Compensation and People Development Committee and enables us to recover from specified current and former executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Compensation Recovery Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act and applies to their incentive-based cash compensation, that is granted, earned or vested based wholly or in part on the attainment of any company financial reporting measure.
If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation and People Development Committee shall require any executive officer covered by our Compensation Recovery Policy to reimburse or forfeit to us the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The Compensation and People Development Committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing our Compensation Recovery Policy to recoup the amount described above. In addition, if the Compensation and People Development Committee determines that the executive officer engaged in any fraud or intentional misconduct that materially contributes to or causes economic loss to the company, this may be independently considered a triggering event for clawing back incentive compensation, and we will use reasonable efforts to recover from such executive officer up to 100% of the incentive-based compensation received by such executive officer.
Deductibility of Executive Compensation
Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to certain current and former executive officers who are “covered employees.” While the Compensation and People Development Committee considers the deductibility of awards as one factor in determining executive compensation, our Compensation and People Development Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

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Accounting Treatment
The Compensation and People Development Committee considers accounting implications when designing compensation plans and arrangements for our named executive officers and other employees. Chief among these is FASB ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC 718 requires us to record a compensation expense in our statement of operations for all equity awards granted to our named executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Risk Considerations
Our Compensation and People Development Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our named executive officers. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

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Report of the Compensation and People Development Committee
This report of the Compensation and People Development Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Compensation and People Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation and People Development Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation and People Development Committee:
•Jason Pressman, Chair
•Dana Evan
•Marissa Mayer
•David Sze

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Executive Compensation Tables
2024 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Nonequity Incentive Plan ($)(4)	All Other Compensation ($)(5)	Total ($)

Nirav Tolia Chief Executive Officer and President	2024	395,833	394,809	20,315,631	—	—	70,930	21,177,204
Matt Anderson Chief Financial Officer and Treasurer	2024	531,250	—	2,447,619	—	—	2,300	2,981,169
	2023	363,674	—	1,513,401	317,339	—	2,828	2,197,242
Sophia Schwartz Chief Legal Officer and Secretary	2024	479,660	—	2,737,843	—	—	3,125	3,220,627
Sarah Friar Former Chief Executive Officer and President	2024	169,129	—	—	—	—	260,758	429,887
	2023	450,000	—	1,091,147	1,369,618	—	24,801	2,935,566
	2022	367,708	75,000	—	7,878,714	—	24,216	8,345,638
John Orta Former Head of Legal & Corporate Development and Secretary	2024	177,083	—	—	—	—	289,025	466,108
	2023	450,000	—	1,427,985	347,451	—	3,200	2,228,636
	2022	367,708	75,000	—	1,220,797	—	2,300	1,665,805
Heidi Andersen Former Head of Revenue	2024	174,432	—	—	—	107,242	276,988	558,662
	2023	450,000	—	1,692,584	416,798	306,375	3,200	2,868,957
	2022	367,708	75,000	—	835,624	300,000	2,300	1,580,632
1.The amounts reported in the “Salary” column reflect the salary earned during the fiscal year except for Mr. Tolia it also includes $7,404 that he received as a cash retainer in connection with his service as a non-employee director for the period from January 1, 2024 to March 18, 2024, when he became our Executive Chair. Amounts for Ms. Friar, Mr. Orta and Ms. Andersen represent amounts earned from January 1, 2024 through May 8, 2024, the last day of employment for each of Ms. Friar, Mr. Orta and Ms. Andersen.
2.The amounts reported in the "Bonus" column reflect the pro-rata annual bonus that Mr. Tolia received with respect to his service in 2024, as described in greater detail in the section entitled "CEO Annual Bonus Opportunity," as well as discretionary bonuses paid to our named executive officers in December 2022.
3.Amounts in the “Stock Awards” and “Option Awards” column represent the aggregate grant date fair value of the equity awards awarded to the named executive officers during 2024, 2023 or 2022, as applicable, calculated in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the stock awards reported in the “Stock Awards” and “Option Awards” column are set forth in Note 2 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The Tolia PSUs are subject to “market conditions” and their grant date fair values were estimated using a Monte Carlo simulation model and assumes achievement of all performance targets, Note that the amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by our named executive officers from the stock awards. For more information regarding these awards, including vesting information, see the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below.

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4.The amounts reported represent amounts paid to Ms. Andersen under our 2024 sales incentive compensation plan based on achievement of designated revenue performance metrics in 2022, 2023 and 2024. See "Compensation Discussion and Analysis—2024 Compensation Elements & Decisions—Short-Term Incentive Compensation" above.
5.For all named executive officers, the amount reported reflects our matching contribution of $2,300 to our 401(k) Plan. Additionally, Ms. Schwartz received reimbursements in connection with our wellness stipend program. Mr. Orta and Ms. Andersen also received reimbursements in connection with our wellness stipend program in the amounts of $375 and $300. For Ms. Friar, Mr. Orta, and Ms. Andersen the amount reported also reflects a severance payment in the amounts $237,500, $275,000, and $262,500, each equal to six months of the applicable named executive officer's base salary, as well as payment of premiums for 6 months of continued medial benefits in the amounts of $17,811, $11,350, and $11,888, as described in greater detail above in the section entitled "Severance and Change in Control Benefits." For Ms. Friar the amount reported also includes $3,147 in reimbursements for car services paid by the Company. For Mr. Tolia the amount reported also includes payment in the amount of $7,404 as well as the aggregate grant date fair value of options awarded to Mr. Tolia calculated in accordance with FASB ASC 718, in connection to his role as a non-employee director prior to him becoming our Chief Executive Officer. See footnote (3) above regarding the assumptions used to calculate the grant date fair value of Mr.Tolia's option award.

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2024 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made for the year ended December 31, 2024, for each of our named executive officers under any compensation plan. This information supplements the information about these awards set forth in the 2024 Summary Compensation Table.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise Price of Stock Options ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)

			Threshold (#)	Target (#)	Maximum (#)

Nirav Tolia	Stock Option	1/2/2024(3)	—	—	—	—	8,239	1.74	8,535.60
	Stock Option	2/1/2024(3)	—	—	—	—	8,239	1.61	7,871.54
	Stock Option	3/1/2024(3)	—	—	—	—	8,239	2.18	10,774.14
	Stock Option	4/1/2024(3)	—	—	—	—	8,239	2.24	11,045.20
	Stock Option	5/1/2024(3)	—	—	—	—	8,239	2.12	10,517.91
	Stock Option	6/3/2024(3)	—	—	—	—	8,240	2.53	12,481.95
	RSU	4/3/2024(4)	—	—	—	5,010,020	—	—	11,022,044.00
	PSU	4/3/2024(5)	1,252,505	5,010,020	5,010,020	—	—	—	9,293,587.10
Matt Anderson	RSU	7/5/2024(6)	—	—	—	952,381	—	—	2,447,619.17
Sophia Schwartz	RSU	3/6/2024(7)	—	—	—	157,654	—	—	348,415.34
	RSU	5/1/2024(8)	—	—	—	238,095	—	—	504,761.40
	RSU	7/5/2024(6)	—	—	—	733,333	—	—	1,884,665.81
1.These columns show a range of outcomes possible under the Tolia PSUs granted in 2024. The amount shown in the "Threshold" column represents the number of PSUs that would be eligible to vest, equal to 25% of the target number of Tolia PSUs, upon achievement of 30% stock price growth between the first anniversary of Mr Tolia's Initial Appointment Date and the fifth anniversary of the Initial Appointment Date. The amount shown in the “Target” column represents the number of Tolia PSUs that would be eligible to vest, equal to 100% of the target number of PSUs, upon achievement of 100% stock price growth between the fourth anniversary of Mr. Tolia's Initial Appointment Date and the fifth anniversary of the Initial Appointment Date. Achievement of the price targets is based on a 30-trading day average closing selling price of our Class A common stock. For additional detail see "Compensation Discussion and Analysis—2024 Compensation Elements & Decisions—Long-Term Equity Compensation Awards" above.
2.The amounts reported represent the fair value per share as of the grant date determined in accordance with FASB ASC 718, multiplied by the number of shares awarded. The assumptions used in calculating the grant date fair value of the stock options reported under the “Option Awards” column are set forth in Note 2 to the audited consolidated financial statements included in our Annual Report for the year ended December 31, 2024.
3.The stock option award vested immediately on the date of grant. Such stock options awards were granted to Mr. Tolia in his capacity as a non-employee director in 2024. For additional detail, see the "2024 Grants of Plan-Based Awards Table" above.
4.The RSU award will vest in sixteen equal quarterly installments on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15 of each calendar year, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service.
5.The Tolia PSUs will vest, in ratable tranches representing 25% of the total award, upon the certification of achievement of certain stock price targets for our Company's Class A Common Stock, measured with respect to certain performance periods described in “Compensation Discussion Analysis—2024 Compensation Elements & Decisions—Long-Term Equity Compensation Awards.”

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6.The RSU award will vest in eight equal quarterly installments on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15 of each calendar year, with the first vesting event occurring on April 15, 2025, subject to the executive’s continued service.
7.The RSU award will vest in eight equal quarterly installments on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15 of each calendar year, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service
8.The RSU award will vest in three equal quarterly installments on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15 of each calendar year, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table presents, for each of our named executive officers, information regarding outstanding stock options and RSUs as of December 31, 2024.

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			Option Awards				Stock Awards

	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(14) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Name			Exercisable (#)(1)	Unexercisable (#)(1)

Nirav Tolia	12/19/2018(2)	12/19/2018	171,048	—	$1.49	12/18/2028	—	—	—	—
	8/19/2022(2)	6/16/2022	24,647	—	$3.34	8/18/2032	—	—	—	—
	9/1/2023(2)	9/1/2023	24,717	—	$2.18	9/1/2033	—	—	—	—
	10/2/2023(2)	10/2/2023	8,239	—	$1.77	10/2/2033	—	—	—	—
	11/1/2023(2)	11/1/2023	8,239	—	$1.76	11/1/2033	—	—	—	—
	12/1/2023(2)	12/1/2023	8,240	—	$1.64	12/1/2033	—	—	—	—
	1/2/2024(2)	1/2/2024	8,239	—	$1.74	1/2/2034	—	—	—	—
	2/1/2024(2)	2/1/2024	8,239	—	$1.61	2/1/2034	—	—	—	—
	3/1/2024(2)	3/1/2024	8,239	—	$2.18	3/1/2034	—	—	—	—
	4/1/2024(2)	4/1/2024	8,239	—	$2.24	4/1/2034	—	—	—	—
	4/3/2024(3)	7/15/2024	—	—	—	—	4,383,768	$10,389,530	—	—
	4/3/2024(4)	—	—	—	—	—			5,010,020	$11,873,747
	5/1/2024(2)	5/1/2024	8,239	—	$2.12	5/1/2034	—	—	—	—
	6/3/2024(2)	6/3/2024	8,240	—	$2.53	6/3/2034	—	—	—	—
Matt Anderson	8/7/2019(2)	7/8/2019	193,483	—	$2.19	8/6/2029	—	—	—	—
	3/24/2021(2)	4/1/2023	41,628	—	$2.41	3/24/2031	—	—	—	—
	3/24/2021(2)	4/1/2021	111,229	—	$2.41	3/24/2031	—	—	—	—
	3/25/2022(5)	4/1/2024	21,122	10,561	$6.06	3/24/2032	—	—	—	—
	3/25/2022(2)	4/1/2022	19,801	—	$6.06	3/24/2032	—	—	—	—
	4/14/2022(6)	2/15/2024	—	—	—	—	9,666	$22,908.42	—	—
	10/5/2022(7)	10/1/2024	37,000	111,000	$2.79	10/4/2032	—	—	—	—
	11/9/2023(8)	11/7/2023	170,851	170,851	$1.44	11/9/2033	—	—	—	—
	11/9/2023(9)	11/7/2023	—	—	—	—	119,596	$283,443	—	—
	12/8/2023(10)	1/15/2024	—	—	—	—	153,781	$364,461	—	—
	7/5/2024(11)	1/15/2025	—	—	—	—	952,381	$2,257,143	—	—
Sophia Schwartz	12/19/2018(2)	12/10/2018	173	—	$1.49	12/18/2028	—	—	—	—
	4/30/2020(2)	4/1/2020	30,192	—	$2.37	4/29/2030	—	—	—	—
	4/30/2020(2)	4/1/2022	5,882	—	$2.37	4/29/2030	—	—	—	—
	3/24/2021(2)	4/1/2021	30,624	—	$2.41	3/24/2031	—	—	—	—
	3/24/2021(2)	4/1/2023	46,529	—	$2.41	3/24/2031	—	—	—	—
	4/14/2022(6)	2/15/2024	—	—	—	—	6,904	$16,362.48	—	—
	10/5/2022(7)	10/1/2024	18,500	55,500	$2.79	10/4/2032	—	—	—	—
	3/6/2024(12)	7/15/2024	—	—	—	—	118,241	$280,231	—	—
	5/1/2024(13)	7/15/2024	—	—	—	—	79,365	$188,095	—	—
	7/5/2024(11)	1/15/2025	—	—	—	—	733,333	$1,737,999	—	—
Sarah Friar	3/24/2021(2)	3/24/2021	808,097	—	$2.41	3/23/2031	—	—	—	—
	3/24/2021(2)	11/1/2022	41,628	—	$2.41	3/23/2031	—	—	—	—
	3/24/2021(2)	1/1/2023	2,612,454		$2.41	3/23/2031	—	—	—	—
	3/25/2022(2)	12/31/2023	798,249	—	$6.06	3/24/2032	—	—	—	—
	3/2/2023(2)	1/1/2024	70,360	—	$1.91	3/1/2033	—	—	—	—
	4/3/2023(2)	4/1/2024	23,451	—	$2.11	4/2/2033	—	—	—	—

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1.All of the named executive officers’ outstanding equity awards granted prior to November 5, 2021 were originally granted under our 2018 Equity Incentive Plan. Each such award was exchanged in 2021, pursuant to the terms of our business combination with Khosla Ventures Acquisition Co. II (the "business combination"), for a substitute award of equivalent economic value, exercisable for shares of our Class B common stock.
2.The stock option was fully exercisable as of December 31, 2024.
3.The RSU award will vest in sixteen equal quarterly installments on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15 of each calendar year, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service.
4.The PSUs will vest, in ratable tranches representing 25% of the total award, upon the certification of achievement of certain stock price targets for the Company's Class A Common Stock, measured with respect to certain performance periods described in “—Long-Term Equity Compensation Awards.”
5.The stock option award vests monthly on the 1st in ratable increments of 1/12th of the total award, with the first vesting event occurring on May 1, 2024, subject to the executive’s continued service.
6.The RSU award vests in four equal quarterly installments over one calendar year on each of: (i) February 15; (ii) May 15; (iii) August 15; and (iv) November 15, with the first vesting event occurring on May 15, 2024, subject to the executive’s continued service.
7.The stock option award vests monthly on the 1st in ratable increments of 1/12th of the total award, with the first vesting event occurring on October 1, 2024, subject to the executive’s continued service.
8.The stock option award will vest in equal monthly installments over twenty-six months, with the first vesting event occurring on December 7, 2023, subject to the executive’s continued service.
9.The RSU award will vest in nine equal quarterly installments each calendar year on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15, with the first vesting event occurring on January 15, 2024, subject to the executive’s continued service.
10.The RSU award will vest in four equal quarterly installments over one calendar year on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15, with the first vesting event occurring on April 15, 2024, subject to the executive’s continued service.
11.The RSU award vests in eight equal quarterly installments each calendar year on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15, with the first vesting event occurring on April 15, 2025, subject to the executive’s continued service.
12.The RSU award vests in eight equal quarterly installments each calendar year on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service.
13.The RSU award vests in three equal quarterly installments each calendar year on each of: (i) January 15; (ii) April 15; (iii) July 15; and (iv) October 15, with the first vesting event occurring on July 15, 2024, subject to the executive’s continued service.
14.Represents the market value of the shares underlying the number of unvested RSUs as of December 31, 2024, based on the closing price our common stock of $2.37 on December 31, 2024.
15.Represents the market value of the shares underlying the number of unvested PSUs as of December 31, 2024, based on the closing price of our common stock of $2.37 on December 31, 2024.

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2024 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the vesting of RSUs and the exercise of stock options during 2024 and the aggregate value realized upon the vesting of RSUs and exercise of stock options.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Nirav Tolia	1,876,086	4,577,650	626,252	1,687,749
Matt Anderson	—	—	624,310	1,483,781
Sophia Schwartz	—	—	271,174	677,933
Sarah Friar	393,779	44,000	40,806	79,980
John Orta	631,418	1,671,252	181,721	356,173
Heidi Andersen	1,414,414	81,036	214,941	421,284
1.These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
2.The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock (or Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, as applicable), on the date of exercise and the aggregate exercise price of the stock option.
3.The aggregate value realized upon vesting and settlement of an RSU represents the closing price of our common stock on each vesting date, or if the vesting date fell on a non-trading day, the closing price on the trading day immediately preceding the vesting date, multiplied by the number of RSUs that vested on that date.
Potential Payments Upon Termination or Change in Control
Change in Control Severance Agreements.
We entered into individual Change in Control and Severance Agreements (each, a "Severance Agreement") with each of our executive officers. Under each Severance Agreement, if the applicable executive officer is terminated by us without "cause" or who resigns for "good reason" outside of a "change in control" (each such term as defined in each Severance Agreement), he or she will receive, in exchange for a customary release of claims: (i) a severance payment of six months’ base salary in a cash lump sum and (ii) payment of premiums for continued medical benefits for up to six months following termination.
If the applicable executive officer’s employment is terminated by us without cause or by an executive for good reason within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the Severance Agreements provide the following benefits in exchange for a customary release of claims: (i) a severance payment of twelve months’ base salary and then-current target bonus opportunity at 100% achievement of target (in each case, at the rates in effect immediately prior to the actions that resulted in the termination) paid in a cash lump sum, (ii) full acceleration of time-vesting equity awards and accelerated vesting of performance vesting equity awards at the greater of (x) actual achievement through the date of termination or (y) target level (unless an individual equity award agreement provides otherwise), and (iii) payment of premiums for continued medical benefits for up to twelve months following termination.

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Executive Compensation
Each Severance Agreement will remain in effect until the earlier of the third anniversary of the effective date of such Severance Agreement or the date the applicable executive officer’s employment with us terminates for a reason other than a Qualifying Termination or CIC Qualifying Termination (each as defined in the Severance Agreements); provided however, if a definitive agreement relating to a change in control has been signed by us on or before the expiration date, then the Severance Agreement shall remain in effect until (i) the termination of the executive officer’s employment other than in a situation described above and (ii) the date that we have met all our obligations under the Severance Agreement following the termination of the executive officer’s employment due to a situation described above (each capitalized term as defined in each Severance Agreement). Each Severance Agreement shall renew automatically and continue in effect for three year periods measured from the initial expiration date, unless we provide the relevant executive officer with a notice of non-renewal at least three months prior to the date on which the relevant Severance Agreement would otherwise renew.
The benefits under the Severance Agreements supersede all other cash severance and vesting acceleration arrangements under any agreement governing equity awards, severance and salary continuation arrangements, programs and plans which were previously offered by us to the applicable executive officers, including under any employment agreement or offer letter, except for award agreements governing performance-based awards providing for change in control or termination vesting that differs from that set forth in the Severance Agreements.

Tolia PSUs. As noted above in the section titled “—Nirav Tolia Offer Letter,” in the event of a change in control transaction, the vesting of the Tolia PSUs will be based on the price per share payable in the transaction (with any contingent consideration valued by our Board of Directors); in the event of a CIC Qualifying Termination (as defined in our standard form of Change in Control and Severance Agreement) all time-based vesting requirements applicable to the Tolia PSUs will accelerate in full.

Severance and Change in Control Table. The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers in accordance with the Severance Agreements in effect on December 31, 2024. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2024, and the price per share of our Class A common stock is $2.37, the closing price on the New York Stock Exchange as of December 31, 2024, the final trading day in the year ended December 31, 2024. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. For Ms. Friar, Mr. Orta and Ms. Andersen, the table shows the actual amounts provided under this termination of employment.

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Executive Compensation

Named Executive Officer	Qualifying Termination of Employment - No Change-of-Control				Qualifying Termination of Employment - Change-of-Control
	Cash Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)	Cash Severance Payment ($)(1)	Bonus Payment(4)	Medical Benefits Continuation ($)(5)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)

Nirav Tolia(6)	250,000	—	—	250,000	500,000	500,000	—	10,389,530	11,389,530
Matt Anderson	275,000	19,639	—	294,639	550,000	—	39,277	3,086,846	3,676,123
Sophia Schwartz	275,000	14,227	—	289,227	550,000	—	28,453	2,222,688	2,801,141
Sarah Friar(7)	237,500	17,811	—	255,311	—	—	—	—	—
John Orta(8)	275,000	11,350	—	286,350	—	—	—	—	—
Heidi Andersen(8)	262,500	11,888	—	274,388	—	—	—	—	—
1.The cash severance payment amount was determined based on the base salaries in effect on December 31, 2024, except for Ms. Friar, Mr. Orta and Ms. Andersen.
2.Represents six months of cash payments equal to the monthly employer COBRA payments for continuation of health insurance. For Ms. Friar, Mr. Orta and Ms. Andersen, amounts were calculated based on premiums in effect on the date of termination and for the other named executive officers, amounts were estimated based on premiums in effect on December 31, 2024.
3.The value of option acceleration was calculated by multiplying (i) the number of accelerated shares of common stock underlying the unvested, in-the-money options by (ii) $2.37, the closing stock price per share of our common stock on December 31, 2024, the final trading day in the year ended December 31, 2024, less the exercise price. Where the unvested stock options by the named executive officers as of December 31, 2024 were not in-the-money, there was no value associated with the acceleration of equity awards as of December 31, 2024. The value of RSU acceleration was calculated by multiplying (i) the number of shares of common stock underlying the unvested RSUs by (ii) $2.37, the closing stock price per share of our common stock on December 31, 2024, the final trading day in the year ended December 31, 2024. Accelerated vesting occurs only in the event of a qualifying termination during a change in control period.
4.The severance amount related to the bonus payment was determined based on the annual target bonus in effect on December 31, 2024. The amount for Mr. Tolia receives reflects 100% of his annual bonus opportunity amount for 2024.
5.Represents twelve months of cash payments equal to the monthly employer COBRA payments for continuation of health insurance.
6.Mr. Tolia has not elected to participate in our employee health benefits therefore he is ineligible for continued health benefits under COBRA
7.Ms. Friar resigned as CEO effective as of May 8, 2024. In connection with her resignation, we paid Ms. Friar a one-time cash payment $237,500, which is equal to six months Ms. Friar's former base salary, before applicable state and federal payroll deductions, and approximately $17,811 in continued benefits under COBRA. For further information regarding Ms.Friar's separation agreement, see "Compensation Discussion and Analysis—Other Compensation Practices and Policies—Severance and Change in Control Benefits—Sarah Friar Transition Agreement.”
8. Heidi Andersen, our Head of Revenue, and John Orta, our Head of Legal & Corporate Development and Secretary, each resigned from their respective positions, effective on May 8, 2024. In connection with their resignation, we paid Ms. Andersen and Mr. Orta a one-time cash payment of $262,500 and $275,000, respectively, which is equal to six months of the applicable named executive officer's former base salary, before applicable state and federal payroll deductions. Additionally, Ms. Andersen and Mr. Orta received $11,888 and $11,350, respectively in continued benefits under COBRA. For further information regarding Ms. Andersen's and Mr. Orta's separation agreement, see "Compensation Discussion and Analysis—Other Compensation Practices and Policies—Severance and Change in Control Benefits—Heidi Andersen and John Orta Separation Agreements.”
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K under the Securities Act and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annualized total compensation of Mr. Tolia to the annual total compensation of our median employee (excluding the CEO) (the "CEO Pay Ratio").

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For purposes of calculating the CEO Pay Ratio, since Mr. Tolia did not serve the full fiscal year as CEO, his total compensation reflects his annualized salary of $500,000 and includes 100% of Mr.Tolia's earned bonus payout for 2024. Furthermore, as a newly hired Chief Executive Officer, the grant date fair values of Mr. Tolia's new hire equity awards are higher than that of the equity awards that we expect he will receive on an annual basis going forward, and therefore results in a higher CEO pay ratio than we have reported historically.
For 2024:
•The adjusted annual total compensation of our CEO, Mr. Tolia, was $21,386,561;
•The median of the annual total compensation of all of our employees (except for our CEO) was $230,445; and
•The CEO Pay Ratio was 93 to 1.
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(U) of Regulation S-K.
To identify our median employee, we used the following methodology:
•We selected December 31, 2024, the last day of our most recently completed fiscal year, as the date upon which we identified the median employee. We did not include contractors or other non-employee workers in our employee population.
•We identified the median employee by using the aggregate value of each employee's 2024 base salary, employee variable cash payments in 2024, and the fair value of equity awards granted in 2024.
•We calculated the aggregate grant date fair value of 2024 equity awards in accordance with FASB ASC 718.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates in effect on December 31, 2024.
Once the median employee was identified, their annual total compensation for 2024 was calculated using the same methodology used for calculating the annual total compensation of our named executive officers in accordance with the requirements of the Summary Compensation Table.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”), and our other named executive officers (“Non-PEO NEOs”), and company performance for the fiscal years listed below. Our Compensation and People Development Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis” (the "CD&A"). The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers for any of the periods listed. These amounts reflect Summary Compensation Table total compensation with certain adjustments as described in the following table and footnotes.

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Executive Compensation

Year	Summary Compensation Table Total for PEO Sarah Friar ($)(1)(2)	Compensation Actually Paid for PEO Sarah Friar ($)(1)(3)	Summary Compensation Table Total for PEO Nirav Tolia ($)(1)(2)	Compensation Actually Paid for PEO Nirav Tolia ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid for Non-PEO NEOs ($)(1)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(7)	Company-Selected Measure: Revenue ($)(8)

							Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)

2024	429,887	(2,179,392)	21,177,204	22,970,771	1,806,642	1,075,741	18	99	(98,063,000)	247,276,000
2023	2,935,566	3,383,305	—	—	2,137,004	2,179,224	15	75	(147,765,000)	218,309,000
2022	8,345,638	(25,774,942)	—	—	1,807,149	(2,667,549)	16	50	(137,916,000)	212,765,000
2021	20,110,434	72,326,440	—	—	2,047,492	5,423,173	61	91	(95,325,000)	192,197,000
1.Sarah Friar served as our PEO for the entirety of 2021, 2022, and 2023. For 2024, our PEOs were Sarah Friar and Nirav Tolia.
Our Non-PEO NEOs for the applicable years were as follows:
•2021: Michael Doyle and John Orta
•2022: Michael Doyle, John Orta and Heidi Andersen
•2023: Michael Doyle, Matthew Anderson, Heidi Andersen and John Orta
•2024: Matthew Anderson, Sophia Schwartz, John Orta, and Heidi Andersen
2.Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our Non-PEO NEOs.
3.Amounts reported in this column represent the compensation actually paid to the PEO, based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

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PEOs		Sarah Friar	Nirav Tolia
		2024 ($)	2024 ($)

Summary Compensation Table - Total Compensation	(a)	429,887	21,177,204
–
Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	—	(20,376,857)
+
Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Options Awards Granted in Fiscal Year	(c)	—	20,422,095
+
Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	—	—
+
Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	—	1,748,328
+
Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	161,317	—
–
Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	(2,770,596)	—
=
Compensation Actually Paid		(2,179,392)	22,970,771
a.Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
b.Represents the aggregate grant date fair value of the stock awards and option awards granted to our PEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
c.Represents the aggregate fair value as of the indicated fiscal year-end of the PEOs' outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
d.Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.
e.Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
f.Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
g.Represents the aggregate fair value as of the last day of the prior fiscal year of the PEOs' stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
There were no dividends or other earnings paid on stock awards or option awards in the covered fiscal years.
4.Amounts reported in this column represent the compensation actually paid to the Non-PEO NEOs in the indicated fiscal year, based on the average total compensation for such Non-PEO NEOs reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

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Executive Compensation

NEO Average		2024 ($)

Summary Compensation Table - Average Total Compensation	(a)	1,806,642
–
Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	(1,296,366)
+
Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Options Awards Granted in Fiscal Year	(c)	1,115,867
+
Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	67,448
+
Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	133,499
+
Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	118,008
–
Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	(869,357)
=
Compensation Actually Paid		1,075,741
a.Please see footnote 1 for the Non-PEO NEOs included in the average for each indicated fiscal year.
b.Represents the average Total Compensation as reported in the Summary Compensation Table for the Non-PEO NEOs in the indicated fiscal year, computed in accordance with FASB ASC 718.
c.Represents the average aggregate grant date fair value of the stock awards and option awards granted to the Non-PEO NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
d.Represents the average aggregate fair value as of the indicated fiscal year-end of the Non-PEO NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
e.Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the Non-PEO NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.
f.Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the Non-PEO NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
g.Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the Non-PEO NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
h.Represents the average aggregate fair value as of the last day of the prior fiscal year of the Non-PEO NEOs’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
There were no dividends or other earnings paid on stock awards or option awards in the covered fiscal years.
5.Pursuant to rules of the SEC, the comparison assumes $100 was invested on November 8, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
6.The TSR Peer Group consists of the Dow Jones Internet Composite Index, an independently prepared index composed of the 40 largest U.S. companies in the internet industry, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested in our Class A common stock on November 8, 2021, through the end of the year listed in our of our Class A common stock and in the Dow Jones Internet Composite Index (same period as used in footnote 5). Historic stock price performance is not necessarily indicative of future stock price performance.
7.The dollar amounts represent the amount of net income (loss) reflected in our audited financial statements for the applicable fiscal year.

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Executive Compensation
8.We determined revenue to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs because revenue is a key driver of our performance and stockholder value creation, and given our stage, our focus is on growing our revenue. Revenue was also weighted heavily (45%) in the CEO's annual bonus plan for 2024. The dollar amounts represent the amount of revenue reflected in our audited financial statements for the applicable fiscal year.
Relationship Between Pay and Performance
Compensation Actually Paid, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to stock price performance. We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation and People Development Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and the introduction of RSUs to the annual equity award in 2023. Below are graphs showing the relationship of Compensation Actually Paid to our PEO and Non-PEO NEOs for 2021, 2022, 2023, and 2024 to (1) TSR of both our common stock and the Dow Jones Internet Composite Index, (2) our net loss, and (3) our revenue:

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Executive Compensation
Tabular List of Financial Performance Measures
We consider the following to be the most important financial performance measures used to link compensation actually paid to our named executive officers, for fiscal year 2024, to our performance:

Financial Performance Measures

1. Revenue	2. Adjusted EBITDA	3. WAU

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Equity Compensation Plan Information
The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	63,902,199(3)	$2.71	61,604,201(4)
Equity compensation plans not approved by security holders	—	—	—
Total	63,902,199	$2.71	61,604,201
1.The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, since RSUs and PSUs have no exercise price.
2.Includes our (i) 2021 EIP, (ii) 2021 Employee Stock Purchase Plan (the “2021 ESPP”), (iii) 2008 Equity Incentive Plan (the “2008 EIP”) and (iv) 2018 Equity Incentive Plan (the “2018 EIP”).
3.Includes (i) 48,825,908 shares subject to outstanding awards granted under the 2021 EIP, of which 5,989,718 shares were subject to outstanding options, 37,826,170 shares were subject to outstanding RSU awards, and 5,010,020 shares were subject to outstanding PSU awards, (ii) 76,933 shares subject to outstanding awards granted under the 2008 EIP, of which 76,933 shares were subject to outstanding options, and (iii) 14,999,358 shares subject to outstanding awards granted under the 2018 EIP, of which 14,944,177 shares were subject to outstanding options and 55,181 shares were subject to outstanding RSU awards, and excludes outstanding rights to purchase shares under our 2021 ESPP. For the PSUs, the amount reported assumes target achievement of the performance condition.
4.As of December 31, 2024, there were 39,730,371 shares of Class A common stock available for issuance under the 2021 EIP. The number of shares reserved for issuance under our 2021 EIP increased automatically by 19,131,113 shares on January 1, 2025 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our Board of Directors. As of December 31, 2024, there were 21,873,830 shares of Class A common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 3,826,222 shares on January 1, 2025 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our Board of Directors. As of December 31, 2024, there were no shares of Class B common stock available for future issuance under the 2008 EIP. As of December 31, 2024, there were no shares of Class B common stock available for future issuance under the 2018 EIP. To the extent outstanding awards under the 2008 EIP or 2018 EIP are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under either plan, the shares of Class B common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2021 Plan.

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Certain Relationships and
Related Party Transactions
From January 1, 2024 to the present, there have been no transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, except the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Non-Employee Director Compensation,” respectively.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time since the beginning of our last fiscal year was a director or executive officer of our company or a nominee to become a director;
•any person who is known by us to be the beneficial owner of more than 5% of our voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our voting stock.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit and Risk Committee charter, the Audit and Risk Committee has the responsibility to review related party transactions.

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Additional Information
Stockholder Proposals to be Presented at Next Annual Meeting
Our Amended and Restated Bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102, Attn: Secretary.
To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on February 10, 2026, and not later than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on March 12, 2026. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Amended and Restated Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than December 22, 2025, in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2024 except that, due to administrative error, (i) a late Form 4 was filed for Mr. Anderson on April 17, 2024 with respect to settlements of shares of Class A common stock from RSUs awarded to him on November 15, 2023, January 15, 2024 and February 15, 2024, respectively, including sales and withheld shares to satisfy tax withholding liabilities in connection with the vesting and settlement of such restricted stock units and (ii) late Form 4's were filed on April 4, 2024 for each of Ms. Meeker and Messrs. Sze, Gurley, Pressman, Varelas and Tolia for stock options granted to such directors on April 1, 2024.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report for the fiscal year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Nextdoor Holdings, Inc.
420 Taylor Street
San Francisco, California 94102
Attn: Chief Legal Officer and Secretary
The Annual Report is also available at https://investors.nextdoor.com under “SEC Filings” in the “Financials” section of our website.

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Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, LLC, or you are in possession of stock certificates): visit https://equiniti.com/us/ast-access and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Equiniti Trust Company, LLC, our transfer agent, by phone in the U.S. at +1 (800) 937-5449 or +1 (718) 921-8124 internationally, visit https://equiniti.com/us/ast-access, or send an email by selecting Get Help from the website with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Secretary at 420 Taylor Street, San Francisco, California 94102, Attn: Secretary, telephone number (415) 344-0333.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

80	2025 Proxy Statement

Other Matters
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors
Sophia Schwartz
Chief Legal Officer and Secretary

2025 Proxy Statement	81

SCAN TO VIEW MATERIALS & VOTE

NEXTDOOR HOLDINGS, INC.
420 TAYLOR STREET
SAN FRANCISCO, CA 94102

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KIND2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71556-P25717 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTDOOR HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. William Gurley
02) Jason Pressman
03) Elisa Steele
04) Nirav Tolia

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Supplement are available at www.proxyvote.com.

V71557-P25717

NEXTDOOR HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2025 12:00 P.M. EASTERN TIME / 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Nirav Tolia and Sophia Schwartz, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXTDOOR HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time on June 10, 2025, at www.virtualshareholdermeeting.com/KIND2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side